UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a

PROXY STATEMENT
Pursuant to Section 14(A) of The Securities Exchange Act of 1934

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HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, May 23, 2019
TO OUR STOCKHOLDERS:

We are pleased to announce that, pursuant to our Bylaws and the call of our board of directors, the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Hope Bancorp, Inc. will be held at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 on Thursday, May 23, 2019 at 10:30 a.m. Pacific Time. At the Annual Meeting, we will ask you to vote on the following matters, as set forth in greater detail in the accompanying Proxy Statement:

1. Election of Directors. You will have the opportunity to elect 14 persons to serve as members of our board of directors until our next Annual Meeting and until their successors are duly elected and qualified. The following thirteen persons are our nominees for election:

Donald D. Byun	Steven J. Didion	Jinho Doo	Daisy Y. Ha
James U. Hwang	Jin Chul Jhung	Kevin S. Kim	Steven S. Koh
Chung Hyun Lee	William J. Lewis	David P. Malone	John R. Taylor
	Scott Yoon-Suk Whang	Dale S. Zuehls
2. Ratification of the Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019.
3. Nonbinding Advisory Vote to Approve Executive Compensation. You will have the opportunity to cast a nonbinding, advisory vote on whether to approve the compensation of the Company’s “Named Executive Officers” as described in the attached Proxy Statement.
4. Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan. You will be asked to approve the Hope Bancorp, Inc. 2019 Incentive Compensation Plan.
5. Other Business. If other business is properly raised at the meeting or any postponement or adjournment thereof, you may be asked to vote on these matters as well.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposals 2, 3 and 4.

We cordially invite all stockholders to attend this meeting in person. Only stockholders of record as of the close of business on March 28, 2019 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy Card in the postage paid envelope provided, or cast your vote by Internet or telephone by following the instructions on your Proxy Card and the Notice of Internet Availability of Proxy Materials, as soon as you can. The vote of every stockholder is important, and we appreciate your cooperation in returning your executed Proxy promptly.

Your Proxy, or your Internet or telephone vote, is revocable and will not affect your right to vote in person if you attend the Annual Meeting in person. If your shares are registered in your name and you attend the Annual Meeting, you may simply revoke your previously submitted Proxy by voting your shares at that time. If you receive more than one Proxy Card or Notice of Internet Availability of Proxy Materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the Annual Meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the Annual Meeting. Please indicate on the Proxy Card whether or not you expect to attend the Annual Meeting in person.

We appreciate your continuing support and look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim
President & Chief Executive Officer

DATED:	April 30, 2019
Los Angeles, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2019

This Proxy Statement and the Company’s 2018 Annual Report to Stockholders is available free of charge electronically online at
http://www.ir-hopebancorp.com/ProxyMaterials/Index?keyGenPage=331167 .

TABLE OF CONTENTS

PAGE
GENERAL INFORMATION	1

PROPOSAL 1: Election of Directors	6
Executive Summary ........................................................................................................................................................	7
Director Nomination Process ..........................................................................................................................................	8
Director Nominee Qualifications and Experience ..........................................................................................................	8
Corporate Governance ....................................................................................................................................................	15
Board Leadership Structure .....................................................................................................................................	15
Board Independence ................................................................................................................................................	16
Board Diversity .......................................................................................................................................................	16
Committees of the Board .........................................................................................................................................	16
Board Communication ............................................................................................................................................	19
Equity Ownership Guidelines .................................................................................................................................	19
Board’s Role in Risk Oversight .......................................................................................................................................	19
Director Compensation ...................................................................................................................................................	20

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm	22
Executive Summary ........................................................................................................................................................	23
Audit Committee Pre-Approval Policies and Procedures ...............................................................................................	25
Fees Paid to Crowe and BDO .........................................................................................................................................	25
Audit Committee Report .................................................................................................................................................	26

PROPOSAL 3: Nonbinding Advisory Vote to Approve Executive Compensation	27
Advisory Resolution ........................................................................................................................................................	28
Executive Officer Qualifications and Experience ...........................................................................................................	29
Named Executive Officers ......................................................................................................................................	32
Compensation Committee Report ...................................................................................................................................	33
Compensation Discussion and Analysis ..........................................................................................................................	34
Executive Summary ................................................................................................................................................	34
What Guides Our Executive Compensation Program .............................................................................................	36
Elements of Compensation ......................................................................................................................................	37
Other Practices, Policies and Guidelines .................................................................................................................	43
CEO to Median Employee Pay Ratio ......................................................................................................................	44
Compensation Committee Interlocks and Insider Participation ..............................................................................	45
Executive Compensation Tables .....................................................................................................................................	46
Security Ownership of Directors and Executive Officers ...............................................................................................	52
Additional Information About Our Directors and Executive Officers ............................................................................	53

PROPOSAL 4: Nonbinding Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	55
Executive Summary ........................................................................................................................................................	56
Description of the Plan ....................................................................................................................................................	57

ANNUAL REPORT ON FORM 10-K	65

OTHER MATTERS	66

ANNEX A	67

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are brief answers to certain questions that you may have about the Hope Bancorp, Inc. Annual Meeting. We urge you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all of the information that might be important to you with respect the Annual Meeting. Additional important information is contained in the documents incorporated by reference into this Proxy Statement. See “Where You Can Find Additional Information.”

Unless otherwise indicated in this Proxy Statement or the context otherwise requires: references to “we,” “our” or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope.

Q:	Why did you send me this Proxy Statement?

A:
We are delivering this Proxy Statement and the enclosed Proxy Card to you because our board of directors is soliciting your vote at the 2019 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card by mail. You may also vote by Internet or telephone, as instructed on the Proxy Card.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is March 28, 2019 (the “Record Date”). On that date, 126,635,087 shares of our common stock were outstanding, which is our only class of voting stock. Along with this Proxy Statement and a Proxy Card, we are also sending you our 2018 Annual Report to Stockholders for the year ended December 31, 2018. Electronic copies of this Proxy Statement and the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2018 are also available electronically online at http://www.ir-hopebancorp.com/ProxyMaterials/Index?keyGenPage=331167. You may request printed copies by mail addressed to Hope Bancorp, Inc., Attn.: Investor Relations, 3200 Wilshire Boulevard, 5th Floor, Los Angeles, CA 90010, by telephoning Ms. Angie Yang at (213) 251-2219 or via email to investor@bankofhope.com or angie.yang@bankofhope.com. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Q:	What am I being asked to vote on?

A:	Our board of directors is soliciting proxies from holders of our common stock as of the Record Date to vote on the following matters:

▪	Election of 14 persons to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and have qualified;

▪	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

▪	Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement;

▪	Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan; and

▪	Such other matters, if any, that may be properly presented for consideration and action at the Annual Meeting.

Q:	What is the vote required to approve each proposal?

A:	The vote required to approve each proposal is as follows:

▪
Election of Directors. The 14 director nominees who receive the most votes will be elected. Accordingly, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your Proxy Card, your abstention will have no effect on the election of directors.

However, your abstention will have an effect on a particular director nominee’s receipt of an affirmative majority of votes cast. Effective February 22, 2018, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall nonetheless tender his or her resignation (conditioned upon acceptance by the board) from the board to the Nomination and Governance Committee promptly (and in any event within 2 business days) following said election. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the board for re-election at the next annual meeting.

▪
Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the appointment of Crowe LLP (“Crowe ) as Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2019 will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Stockholder ratification of the Audit Committee’s selection of Crowe as our independent registered public accounting firm is not required. We are submitting the selection of Crowe to you for ratification to obtain our stockholders’ views. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

▪
Nonbinding Advisory Vote to Approve the Named Executive Officers’ Compensation. The advisory and nonbinding vote to approve Named Executive Officer compensation will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding upon the board and may not be construed as overruling any decision by the board or Human Resources and Compensation Committee. However, the board and the Human Resources and Compensation Committee may, in their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

▪
Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan. The approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

Q:	How does the board of directors recommend that I vote at the Annual Meeting?

A:	The board of directors recommends that you vote as follows:

▪	“FOR” the election of each of the 14 director nominees;

▪	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019;

▪	“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”;

▪	“FOR” the approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan; and

▪	in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.
We currently expect that our directors and executive officers will vote their shares “FOR” the foregoing proposals.

Q:	What do I need to do now?

A:
After you have carefully read this Proxy Statement and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted. If you hold stock in your name as a stockholder of record, you must complete, sign, date and mail your Proxy Card in the enclosed postage-prepaid return envelope as soon as possible, or use the Internet as described in the instructions included with your Proxy Card or voting instruction card or call the toll-free telephone number. If you hold your stock in “street name” through a bank or broker or other nominee, you must direct your bank or broker or other nominee to vote by following the instructions you have received from your bank or broker or other nominee.

Q:	What constitutes a quorum for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Hope Bancorp common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

Q:	If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
No. Your bank, broker or other nominee cannot vote your shares without instructions from you, except for certain routine matters. You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee. Without instructions, your shares will not be voted, which will have the effect described below.

Q:	Why is my vote important?

A:
If you do not vote by proxy or in person, it will be more difficult to obtain the necessary quorum to hold the Annual Meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker or other nominee how to vote, or abstaining from voting will have the same effect as a vote “AGAINST” certain of the proposals for the Annual Meeting.

Q:	Can I attend the Annual Meeting and vote my shares in person?

A:
Yes. All holders of common stock of Hope Bancorp, including holders of record and holders whose shares are held through banks, brokers, nominees or any other holder of record, are invited to attend the Annual Meeting. Holders of record can vote in person at the Annual Meeting. If you are a holder of record and wish to vote in person, you should bring the enclosed Proxy Card and proof of identity. If you hold your shares in street name through a broker, or beneficially own your shares through another holder of record, you will need to bring with you and provide to the inspector of election proof of identity and a letter from your bank, broker, nominee or other holder of record confirming your beneficial ownership of common stock as of the Record Date and authorizing you to vote such shares (a “legal proxy” from your holder of record) at the Annual Meeting. At the appropriate time during the Annual Meeting, the stockholders present will be asked whether they wish to vote in person. If you wish to vote in person at the Annual Meeting, you should raise your hand at this time to receive a ballot to record your vote.

Q:	Can I change or revoke my vote?

A:	Yes. If you are a holder of record of Hope Bancorp common stock, you may change your vote or revoke your proxy at any time before it is voted by:

1.	signing and returning a Proxy Card with a later date;

2.	delivering a written revocation letter to the Company’s corporate secretary;

3.	attending the Annual Meeting in person, and voting by ballot at the Annual Meeting (attendance at the Annual Meeting alone will not revoke your proxy); or

4.	voting by Internet or telephone at a later time but before the cutoff time for voting.
A revocation letter or later-dated proxy first received by the Company after the vote will not affect the vote. Hope Bancorp’s corporate secretary’s mailing address is: Corporate Secretary, Hope Bancorp, Inc. 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.
If you hold shares of Hope Bancorp common stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Q:	How many votes do I have?

A:
Each share of common stock that you own entitles you to one vote. The Proxy Card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Q:	How do I vote by proxy?

A:
Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed Proxy Card and return it promptly in the postage prepaid, self-addressed envelope provided. You may also vote by Internet or telephone as described on the enclosed Proxy Card. Returning the Proxy Card or voting by Internet or telephone will not affect your right to attend the Meeting and vote in person, but will assure that your vote is counted if you become unable to attend the Annual Meeting.

If you properly fill in your Proxy Card and send it to us in time to vote or you timely vote by Internet or telephone, your “Proxies” (the individuals named on your Proxy Card) will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, your Proxies will vote your shares as recommended by the board of directors as follows:

▪	“FOR” the election of each of the 14 director nominees;

▪	“FOR” the ratification of the appointment of Crowe LLP our independent registered public accounting firm for the year ending December 31, 2019;

▪	“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”; and

▪	“FOR” the approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan; and

▪	in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.
If you hold your shares of our common stock in “street name” (that is, through a bank, broker or other nominee) and you fail to instruct your bank, broker or nominee as to how to vote your shares of common stock, your bank, broker or nominee may, in its discretion, vote your shares, “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors or on the advisory vote to approve executive compensation, unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, if your shares are held by a broker, so that your vote with respect to directors and your nonbinding advisory vote on the compensation paid to our Named Executive Officers is counted.

Q:	How do I vote by Internet or telephone?

A:
Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their Proxy Cards or voting instruction cards by Internet or telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in our stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your Proxy Card or voting instruction card forwarded by your broker, bank or other holder of record to see which options are available.

Stockholders of record in their own name may submit their proxies:

▪	through the Internet by visiting a website established for that purpose at www.investorvote.com/HOPE and following the instructions provided on that website; or

▪	by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Q:	How do I vote in person?

A:
If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares at the close of business on the Record Date.

Q:	What will be the effect of broker non-votes?

A:
“Broker non-vote” is the term commonly used to describe the situation in which a broker who is present at a stockholder meeting cannot vote shares with respect to a particular proposal under applicable stock exchange rules because the broker has not received voting instructions from the broker’s customer and the proposal is not considered a routine matter under applicable stock exchange rules. (See “How Do I Vote by Proxy” above.) Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or by Proxy and entitled to vote with respect to a particular proposal.

Q:	Who will pay the costs of solicitation of proxies?

A:
The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Q:	Will any other matters be considered at the Annual Meeting?

A:
We are not aware of any matters to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting and may properly be acted upon, then the persons named as Proxies will have the authority to vote all properly executed proxies in accordance with the direction of the board of directors, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the meeting.

Q:	How do I present proposals or director nominees for consideration at next year’s annual meeting of stockholders?

A:
For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our annual meeting of stockholders next year, proposals or nominees will need to comply with timing and other requirements of U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Proposals and nominees that stockholders seek to have included in our Company’s 2020 proxy statement must deliver the notice to our Legal Department not later than December 28, 2019. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

The persons named as Proxies for the Annual Meeting will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting.

Q:	Do I have rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

A:	None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

Proposal 1:
Election of Directors

Our board of directors has nominated 14 directors, who, if elected by the stockholders at our Annual Meeting, will serve until next year’s annual meeting and until their successors are duly elected and qualified. All nominees are currently directors of the Company.

Board Recommendation:
Vote “FOR” all nominees

Proposal 1 — Election of Directors

EXECUTIVE SUMMARY

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has 14 members.

Our board has nominated 14 individuals to serve as the Company’s directors until the next annual meeting and until their successors are duly elected and qualified. All of the nominees, with the exception of James. U. Hwang, are currently directors and were elected to the board by our stockholders at our 2018 annual meeting. Nominee James U. Hwang was appointed by our board effective March 1, 2019 and is standing for election by our stockholders for the first time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable to serve as a director. The proxy holders named on the Proxy Card will vote all proxies for the election of the 14 nominees listed above unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the board of directors. The 14 nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting for the election of directors shall be elected as directors. Abstentions will have no effect on the election of directors.

However, your abstention will have an effect on a particular director nominee’s receipt of an affirmative majority of votes cast. Effective February 22, 2018, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall nonetheless tender his or her resignation (conditioned upon acceptance by the Board) from the Board to the Nomination and Governance Committee promptly (and in any event within 2 business days) following said election. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.
It is the Company’s policy to encourage its director nominees to attend annual meetings of stockholders, and all of the director nominees are expected to attend our Annual Meeting. All director nominees who were elected by the stockholders of Hope Bancorp were in attendance at our 2018 annual meeting.

We believe that each nominee has skills, experience and personal qualities which we seek in our directors and that the combination of these nominees creates an effective, engaged and well-functioning board that serves the Company and our stockholders well.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

DIRECTOR NOMINATION PROCESS

As specified in its charter, the Nomination and Governance Committee is appointed by the board of directors of the Company to determine the desired composition of the board, to assist the board in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, and to recommend to the board the director nominees for the annual meetings of stockholders. The Nomination and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the board of directors or members thereof.

The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including the following:

▪	diversity of professional disciplines and backgrounds;

▪	experience in business, finance or administration

▪	familiarity with national and international business matters;

▪	familiarity and experience with the commercial banking industry;

▪	personal prominence and reputation in the community, and ability to enhance the reputation of the Bank in the business community;

▪	availability of time to devote to the work of the board and one or more of its committees;

▪	specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;

▪	activities and associations of each candidate;

▪	interests of the stockholders as a whole;

▪	independence determination;

▪	how the candidate will further the strategic goals of the Company;

▪	how the candidate’s skill set fills a specific need identified by the Committee; and

▪	the extent to which a nominee may otherwise add diversity to the board of directors.

Nominations, other than those made by or at the direction of the board of directors or by the Nomination and Governance Committee, may only be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Secretary of the Company must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the applicable procedures, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

Our board of directors believes that the following 14 nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

The following is a brief description of our current directors who have been nominated by the board of directors to stand for reelection as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of April 30, 2019, the date of this Proxy Statement. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than our Director Steven S. Koh, whose son, Peter Koh, currently serves as Executive Vice President and Chief Credit Officer of Bank of Hope, there are are no family relationships between any of the directors, nominees or executive officers.

Donald D. Byun, age 67, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as President and Chief Executive Officer until his retirement in 2013. He was also Founder, President and Chief Executive Officer of OTO Sportswear from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank, which was acquired by Hanmi Bank in April 2004. He earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive experience establishing successful business ventures in the apparel manufacturing industry
■ Deep understanding of core commercial customer banking needs
■ Community knowledge and relations
■ Nomination & Governance Committee ■ Executive Committee ■ Director’s Loan Committee

Steven J. Didion, age 53, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Mr. Didion is currently General Partner and Portfolio Manager of JCSD Partners, LP and JCSD Partners II, LP, bank-focused hedge funds based in California. He began his career with Salomon Brothers Inc. and moved to Hoefer & Arnett in 1991 to build out the firm’s Bank Research Group. He was appointed Chief Executive Officer of Hoefer & Arnett in 2001 and then initiated the merger with Howe Barnes in 2006. Following three years as Director of the Financial Institutions Group at Howe Barnes Hoefer & Arnett, Mr. Didion left in 2009 to join the Endicott Group, a private equity firm in New York specializing in bank investments. He left Endicott in 2013 to join and manage JCSD Partners. Mr. Didion previously served on the board of the Children’s Hospital Oakland Foundation and Big Brothers/Big Sisters of the Peninsula. He earned his B.A. in Finance from the University of California at Berkeley.

Director Qualification Highlights	Committee Membership
■ Extensive executive leadership and management experience in the financial services industry
■ Capital markets knowledge and experience
■ Deep knowledge and understanding of financial statement analysis
■ Asset/Liability Committee, Chair ■ Audit Committee (financial expert) ■ Board Risk Committee

Jinho Doo, age 64, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. He is currently Chief Executive Officer of New York City-based Key Capital Management, LLC, where he manages a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean-American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department. Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

Director Qualification Highlights	Committee Membership
■ Deep knowledge and understanding of financial statement analysis ■ Capital markets knowledge and experience ■ Asset liability management experience	■ Audit Committee (financial expert) ■ Nomination & Governance Committee ■ Asset/Liability Committee

Daisy Y. Ha, age 44, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, she returned to the United States district court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Court of Appeal. Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California at Berkeley School of Law.

Director Qualification Highlights	Committee Membership
■ Diverse legal experience and background ■ Deep knowledge of employment law ■ Community knowledge and relations	■ Human Resource & Compensation Committee ■ Nomination & Governance Committee ■ Board Risk Committee

James U. Hwang, age 47, has served as a director of Hope Bancorp, Inc. and Bank of Hope since March 1, 2019. He most recently served as Chief Executive Officer and a member of the Board of Directors of Cal Net Technology Group (“Cal Net”), a premier provider of outsourced IT, cloud, security and unified communications services. Mr. Hwang joined Cal Net in 2014 as Executive Vice President and was promoted to Chief Executive Officer in June 2016. During his tenure as the Chief Executive, Mr. Hwang successfully executed a capital restructuring, multiple acquisitions and a transformation of the business, before completing the merger of Cal Net into NexusTek in July 2018 to create one of the largest national managed services providers (MSPs) addressing small and middle-market businesses across the United States. Prior to Cal Net, from 2012 to 2014, he was a Principal and Executive Vice President of Alphaworks, an MSP focused on providing technology solutions to Fortune 1000 companies. From 2007 to 2012, Mr. Hwang served as a Regional Vice President of the Central US Region for Enterprise Servers, Storage, Networking and Converged Infrastructure Business Units at Hewlett Packard Enterprise. From 2003 to 2007, he was a Global Client Executive at EMC Corporation where he managed telco, media and entertainment clientele. Mr. Hwang began his professional career in various sales and corporate development positions within AT&T from 1999 to 2003. He served as an Officer of the U.S. Army from 1994 to 1999 and earned his B.S. degree in Operations Research and Economics at the U.S. Military Academy at West Point.

Director Qualification Highlights	Committee Membership
■ Deep knowledge of technology services ■ Extensive executive leadership and management experience in the technology services industry ■ Community knowledge and relations	■ Board Risk Committee ■ Executive Committee

Jin Chul Jhung, age 75, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since 2011. Mr. Jhung served as a director of Center Bank for 13 years and of Center Financial Corporation since its formation in 2000 until its merger with Nara Bank and Nara Bancorp, respectively, to form BBCN Bank and BBCN Bancorp. Mr. Jhung served as Chairman of the Board of Center Financial Corporation and Center Bank from 2009 to 2010. He has owned and operated Royal Imex, Inc., an import and wholesale business in the United States for more than 33 years. Mr. Jhung also serves as Chairman or Director of various Korean-American community organizations including as President of the Overseas Korean Traders Association, Chairman of the first and fifth World Korean Business Conventions, and as Director of the Centennial Committee of Korean Immigration to the United States. He has received numerous awards and commendations from many civic and governmental agencies such as the Export Industry Official Commendation from the Korea Industry and Commerce Minister. On December 8, 2010, Mr. Jhung was presented with a presidential merit award by the Korean government. Mr. Jhung received a B.S. in Business Administration from Korea University in Seoul, Korea, as well as an Honorary Ph.D. degree from Dongseo University in Busan, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive executive and management experience of import and wholesale organization ■ Deep understanding of core commercial customer banking needs ■ Community knowledge and relations	■ Human Resource & Compensation Committee ■ Director’s Loan Committee

Kevin S. Kim, age 61, is President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank. He has been President and Chief Executive Officer of Hope Bancorp since March 2013 and of Bank of Hope since April 2014. Prior to the merger with Wilshire Bancorp, Inc., Mr. Kim served as Chairman of the board of directors of Hope Bancorp since May 2012 and served as Chairman of the board of directors of BBCN Bank from December 2011 through June 2014. Formerly a director of Center Financial Corporation and Center Bank from 2008 until the merger of equals with Nara Bancorp, Inc. and Nara Bank completed on November 30, 2011, Mr. Kim was the lead negotiator from Center resulting in the creation of BBCN. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors United Way of Greater Los Angeles. He received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Qualification Highlights	Committee Membership
■ Legal and public accounting background and expertise ■ Public company board and management experience ■ Community knowledge and relations	■ Executive Committee, Chair ■ Director’s Loan Committee

Steven S. Koh, age 73, was named Honorary Chairman of the board of directors on July 6, 2017 in recognition of his 30-plus years of service on the Board, including the former Wilshire Bancorp and Wilshire Bank, during the last 24 years of which he served as Chairman. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016, Mr. Koh was appointed Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as Chairman since 1993. Mr. Koh also served as Chairman of the board of directors of Wilshire Bancorp, Inc. since its formation in December 2003 through the merger with BBCN. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Bank since 1986, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities. He is the first and only Korean American to serve on the board of directors of Cedars-Sinai, a position he was appointed to in 2016. Mr. Koh received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive executive leadership and management experience in several industries, including financial services businesses
■ Vast board experience for private and public companies
■ Community knowledge and relations
■ Executive Committee ■ Asset/Liability Committee

Chung Hyun Lee, age 77, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since 2011. He was one of the founding directors of Center Bank and Center Financial Corporation and continuously served as a director of Center Bank for 26 years and of Center Financial Corporation for 11 years, until the merger with Nara Bank and Nara Bancorp, respectively, to form BBCN Bank and BBCN Bancorp. Mr. Lee owned and operated cosmetics importing businesses in the United States for 35 years and retired from his position as President of NuArt International, Inc. in October 2010. Mr. Lee is active in the broader Korean-American community in Southern California and currently serves as director of the Overseas Korean Trade Association as well as Director of the Korean Chamber of Commerce in Los Angeles. He also has served in the past as Vice Chairman of the Korean Chamber of Commerce in Los Angeles, President of the South Bay Lions Club, Chairman of the Korean American Inter-Cultural Foundation, and Director of the Korean Federation of Los Angeles. He received a B.S. degree in Industrial Engineering from Hanyang University in Seoul, Korea as well as a Masters in Industrial Engineering at the University of Southern California.

Director Qualification Highlights	Committee Membership
■ Extensive experience leading international businesses ■ Strategic planning and operations ■ Community knowledge and relations	■ Director’s Loan Committee, Chair ■ Audit Committee

William J. Lewis, age 75, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since September 15, 2014. He previously served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank from 2002 to 2013, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank. Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

Director Qualification Highlights	Committee Membership
■ Leadership experience at publicly held, growth-oriented financial institutions ■ Extensive banking and operational experience ■ Extensive credit management background	■ Board Risk Committee, Chair ■ Human Resource & Compensation Committee ■ Director’s Loan Committee

David P. Malone, age 68, was appointed Senior Executive Vice President and Chief Operating Officer of Bank of Hope, effective May 15, 2017, and is responsible for oversight of all support and administrative units of the Bank. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone completed a 15-year tenure at Community Bank in Pasadena, California, where he served as Chairman in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer and Chief Financial Officer from 1998 to 2008. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. Mr. Malone’s efforts helped Community Bank achieve consistent profitability throughout the last recession, generate five consecutive years of balance sheet growth and post record profitability in his last two years as President and Chief Executive Officer. During his professional career, Mr. Malone also served as Executive Vice President and Chief Financial Officer for both Metrobank and Merchant Bank of California. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone earned a B.S. degree in Accounting from California State University, Northridge.

Director Qualification Highlights	Committee Membership
■ Leadership experience at growth oriented financial institutions ■ Extensive banking and operational experience ■ Financial expertise	■ Executive Committee ■ Board Risk Committee ■ Asset/Liability Committee

John R. Taylor, age 68, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. He also serves on the board of directors of Kennedy-Wilson Holdings, Inc. serving as the Chairman of the Audit Committee. Previously, Mr. Taylor served on the boards of directors of the former Wilshire Bancorp and Wilshire Bank since November 2011, and also of PennyMac Financial Services, Inc. from 2012 to 2013, where he served as the Chairman of the Audit Committee. Mr. Taylor was a senior audit partner in KPMG LLP’s Financial Services practice based in Los Angeles prior to his retirement on September 30, 2011. Mr. Taylor has more than 38 years of public accounting experience as a certified public accountant and provided services to numerous publicly held banks, financial institutions and financial services clients during his 27 years as a KPMG partner. He received his B.S., cum laude, from the University of Southern California in Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive experience in public accounting and audit services to the financial services industry
■ Deep knowledge of accounting requirements for public-company financial institutions
■ Financial expertise
■ Audit Committee (financial expert), Chair ■ Board Risk Committee ■ Asset/Liability Committee

Scott Yoon-Suk Whang, age 73, was appointed Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope on July 6, 2017. He has been a director of Company and Bank, formerly known as BBCN Bancorp and BBCN Bank, since 2007 and was integrally involved with the two mergers of equals creating Bank of Hope. He previously served in the capacities of Lead Independent Director from July 2016 to July 2017 and from March 2013 to June 2014, and also served as Vice Chairman of the Company from May 2012 through June 2014. Since joining the board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a goal-oriented entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises in 1985 and Avalanche Publishing, Inc. in 1990. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the western division of Daewoo International (USA) in 1985. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur. Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economy.

Director Qualification Highlights	Committee Membership
■ Extensive entrepreneurial experience ■ Strategic planning, management and operations experience ■ Community knowledge and relations	■ Nomination & Governance Committee, Chair ■ Human Resource & Compensation Committee ■ Executive Committee

Dale S. Zuehls, age 68, was appointed to the boards of directors of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp and BBCN Bank, effective March 20, 2014. Mr. Zuehls has more than 40 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world. A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles. Mr. Zuehls earned a B.S. in Accounting at California State University, Los Angeles, an M.A. and Ph.D. from Stafford University in England, and a J.D. from Southwestern University School of Law in Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive audit, accounting, fraud, forensic and legal experience ■ Financial expertise ■ Risk management and corporate governance	■ Human Resource & Compensation Committee, Chair ■ Audit Committee (financial expert) ■ Nomination & Governance Committee

CORPORATE GOVERNANCE

In performing its role, our board of directors is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our board of directors oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by our board of directors and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis. The full text of the Corporate Governance Guidelines can be found on our website at www.ir-hopebancorp.com, in the Governance Documents section under the Corporate Governance menu. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

In addition, the Company has adopted a Director Code of Ethics and Business Conduct that applies to all directors, as well as a Code of Ethics and Business Conduct which applies to all officers and employees, both of which are in the Corporate Governance section of our website. If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver.

Board Leadership Structure

Our board of directors is committed to having a sound governance structure that promotes the best interest of all Company stockholders. Our leadership structure includes the following principles:

▪
Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. Effective February 22, 2018, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall nonetheless tender his or her resignation (conditioned upon acceptance by the Board) from the Board to the Nomination and Governance Committee promptly (and in any event within 2 business days) following said election. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

▪
Independent Oversight. All of our directors are independent, except for Steven S. Koh, Kevin S. Kim, President and Chief Executive Officer of the Company, and David P. Malone, Senior Executive Vice President and Chief Operating Officer of the Company. The board has affirmatively determined that the other 11 directors are independent under SEC and Nasdaq Stock Market corporate governance rules, as applicable.

▪
Chairman of the Board. The Chairman of the Board is appointed annually by the board of directors. Scott Yoon-Suk Whang has served in the capacity of Chairman since July 6, 2017 and his responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our President and Chief Executive Officer.

▪
Lead Independent Director. In the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. Our Chairman of the Board Mr. Scott Yoon-Suk Whang is deemed to be independent, and, as such, we currently do not have any board member serving in the capacity of Lead Independent Director.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The Nasdaq Stock Market listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel to ensure that the board of directors’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and the Company’s independent registered accounting firm, the board of directors affirmatively has determined that all of our directors, other than Steven S. Koh, Kevin S. Kim, our Chief Executive Officer, and David P. Malone, our Chief Operating Officer, are independent directors within the meaning of the applicable the Nasdaq Stock Market listing standards. See “Board Leadership Structure” above.

Board Diversity

Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board of directors. This assessment includes the consideration of the following factors, among others:

▪	Personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

▪
Diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

▪	Financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

▪	Professional and personal accomplishments, including involvement in civic and charitable activities;

▪	Educational background; and

▪	Whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the board.

As currently comprised, our board of directors is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides expertise in accounting, auditing, financial reporting, banking, corporate management, investment management, investment banking, strategic planning, business acquisitions, legal, credit review and administration, marketing, international operations, technology, retail and small to middle-market business operations. The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis.

Committees of the Board

Our Company’s board of directors has five principal standing committees, including the Audit Committee, Nomination and Governance Committee, Human Resources and Compensation Committee, Asset/Liability Committee and Board Risk and Compliance Committee.

During 2018, there were 10 regular joint meetings of the Company and Bank boards. All of the current directors attended at least 75% of the aggregate total number of meetings of the board and the committees on which they served during their periods of service in 2018.

Audit Committee

The Audit Committee is appointed by our board of directors to assist our board in overseeing the Company’s accounting and reporting practices, audits of financial statements, and to assist the board in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory related audit and accounting matters, including the Sarbanes-Oxley Act of 2002, qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Audit Committee include directors John R. Taylor (Chair), Steven J. Didion, Jinho Doo, Chung Hyun Lee and Dale S. Zuehls. Each of the members of the Audit Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market and SEC Rule 10a-3. The board of directors has determined that John R. Taylor, Steven J. Didion, Jinho Doo and Dale S. Zuehls each satisfy the requirements established by the SEC for qualification as an “audit committee financial expert.” The Audit Committee held 19 meetings in 2018.

Nomination and Governance Committee

The Nomination and Governance Committee is appointed by our board of directors to assist our board in identifying qualified individuals to become board members, consistent with criteria approved by our board of directors, to determine the composition of the board of directors and to recommend to our board of directors the director nominees for each annual meeting. The Nomination and Governance Committee is also responsible for assuring that an appropriate governance structure is established and maintained and for conducting an annual assessment of our board of directors’ performance and effectiveness. The Nomination and Governance Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Nomination and Governance Committee include directors Scott Yoon-Suk Whang (Chair), Donald D. Byun, Jinho Doo, Daisy Y. Ha and Dale S. Zuehls. Each of the members of the Nomination and Governance Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Nomination and Governance Committee held seven meetings in 2018.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (also referred to as “Compensation Committee”) is appointed by our board of directors to assist our board in establishing the overall compensation of our Chief Executive Officer and executive officers who have the title of “Executive Vice President” or above. The Compensation Committee is also responsible for considering and making recommendations to our board of directors concerning compensation, benefit plans, and implementation of sound personnel policies and practices.

The Compensation Committee monitors the performance of our executive officers in relation to applicable corporate goals and strategies, and seeks to ensure that compensation and benefits are at levels that enable us to attract and retain the high quality employees, are consistent with the strategic goals, are internally equitable and are consistent with all regulatory requirements. The Compensation Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Compensation Committee include directors Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang. Each of the members of the Compensation Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market.

The Compensation Committee meets at least four times a year and also holds special meetings and telephonic meetings to discuss extraordinary items, such as the hiring or dismissal of employees at the Executive Vice President level or above. The Compensation Committee held nine meetings in 2018. The Chair of the Compensation Committee regularly reports to our board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed.

Additional information regarding the Compensation Committee is provided below under the caption “Compensation Discussion and Analysis - Roles and Responsibilities of Human Resources and Compensation Committee.”

Asset/Liability Committee

The Asset/Liability Committee is appointed by our board of directors to assist our board in assessing the adequacy and monitoring the implementation of the Bank’s and the Company’s Asset/Liability Management Policy (the “ALM Policy”) and related procedures. The ALM Policy includes specific policies and procedures relating to (i) interest rate risk, (ii) market/investment risk, (iii) liquidity risk, (iv) credit risk, and (v) capital risk. The Asset/Liability Committee oversees the implementation of processes for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities, including the adoption from time to time of risk limits and capital levels. The Asset/Liability Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Asset/Liability Committee include directors Steven J. Didion (Chair), Jinho Doo, Steven S. Koh, David P. Malone and John R. Taylor. With the exception of Steven S. Koh and David P. Malone, each of the other members of the Asset/Liability Committee are “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Asset/Liability Committee held 10 meetings in 2018.

Board Risk Committee

The Board Risk Committee is appointed by our board of directors to assist our board in overseeing the Company’s overall risk management program. The Board Risk Committee is responsible for establishing the Company’s Enterprise Risk Management (“ERM”) Framework and Policy, as well as development of the Company’s risk appetite statement, ensuring the appropriateness of the Company’s risk identification, measurement, monitoring and control, assessing the adequacy of risk policies established and enterprise risk exposures for each enterprise risk category, and reviewing and approving periodic capital and liquidity stress test assumptions, scenarios and results related to Dodd-Frank stress testing. The Board Risk Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Risk Committee include directors William J. Lewis (Chair), Steven J. Didion, Daisy Y. Ha, David P. Malone and John R. Taylor. With the exception of David P. Malone, each of the members of the Board Risk Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Board Risk Committee held 10 meetings in 2018.

Our board of directors has two additional standing committees and may establish additional such committees as needed:

Executive Committee

The Executive Committee is responsible for making recommendations to the board of directors on issues facing the Company or Bank regarding matters that are not specifically delegated to any other committee, providing overall guidance on strategic matters, including the development of strategic plans and consideration of merger and acquisition opportunities, making decisions regarding time-sensitive business, regulatory and legal matters in circumstances where it is impractical for the full board of directors to do so, subject to subsequent ratification by the full board of directors, reviewing and approving new strategic initiatives, subject to review and approval of the Board Risk Committee, and serving as a resource and sounding board for management on emerging issues. The Executive Committee acts within the authorities and responsibilities specifically delegated by the board of directors and is subject to an annual self-evaluation of its Charter and Committee performance.

The current members of the Executive Committee include directors Kevin S. Kim (Chair), Donald D. Byun, Steven S. Koh, David P. Malone and Scott Yoon-Suk Whang. The Executive Committee held nine meetings in 2018.

Directors Loan Committee

The Directors Loan Committee is responsible for overseeing the credit and lending strategies of the Bank, conducting review and approval of all loans beyond the Management Loan Committee’s credit authority level, as well as overseeing the overall lending compliance with the Bank’s loan policies. Each member of the Committee shall meet the independence requirements of the Nasdaq Stock Market. The Directors Loan Committee acts within the authorities and responsibilities specifically delegated by the board of directors and is subject to an annual self-evaluation of its Charter and Committee performance.

The current members of the Directors Loan Committee include directors Chung Hyun Lee (Chair), Donald D. Byun, Jin Chul Jhung, Kevin S. Kim and William J. Lewis. The Directors Loan Committee held 33 meetings in 2018.

Board Communication

A formal process for stockholder communications with our board of directors is posted in the corporate governance section of the Company’s website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Interested parties may communicate with the Company’s board of directors as follows:

By writing to:	By email to:
Hope Bancorp, Inc. Attn: Chairman of the Board 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	Scott.Whang@bankofhope.com

All communications must state the number of shares owned by the security holder making the communication. The Chairman of the Board will review each communication and forward it to our board of directors or to any individual director to whom the communication is addressed unless the communication is frivolous in nature or unduly hostile or similarly inappropriate, in which case, the Chairman of the Board may disregard the communication. Every effort is made to ensure that the views of stockholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Equity Ownership Guidelines

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our board of directors with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines, each independent director of the board must own at least three times the value of his or her annual director cash compensation in our Company’s common stock within five years of appointment or initial election to the board. The requirements of these provisions may be met by the vesting of performance units, the exercise of stock options or the purchase of our Company’s common stock in the open market.

Hedging and Pledging Prohibition

The Company’s Joint Insider Trading and Regulation FD Policy, as amended and approved by the board of directors on September 1, 2016, explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance without exposing the organization to undue risk. Our board of directors recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and implementing steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

Our board of directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Thomas Stenger. In this process, risk is assessed throughout the Company by focusing on nine areas of risk, including risks relating to: credit, liquidity, interest rate, foreign exchange, operational, country, compliance/legal, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. Our board of directors provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management.

•
In particular, the Board Risk Committee assists our board of directors in fulfilling its oversight responsibility with respect to regulatory, compliance and operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments.

•
The Audit Committee helps the board of directors monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department.

•	The Director’s Loan Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities.

•
The Asset/Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities.

•
In overseeing compensation, the Human Resource and Compensation Committee strives to design incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Sound Incentive Compensation Policies.

•
Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies and potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The Company provides cash compensation to its directors commensurate with their positions on the board of directors and the board committees. From time-to-time, the Company also uses stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Cash Compensation

Effective June 2018, each non-management director received an annual cash retainer of $66,000, paid in monthly installments of $5,500. The Chairman of the Board and Honorary Chairman received additional monthly retainers of $5,000 and $3,500, respectively. The committee Chairs of our board of director’s standing committees and other board committees each received an additional annual retainer of $12,000 for their services, paid in monthly installments of $1,000. Committee members each received an additional annual retainer of $12,000, paid in monthly installments of $1,000. Committee Chairs received the additional annual retainers as members of the committees they chair, in addition to their annual retainers for serving as such committee Chairs.

Prior to June 2018, each non-management director received an annual cash retainer of $66,000, paid in monthly installments of $5,500. The Chairman of the Board and Honorary Chairman received additional monthly retainers of $3,500. The committee Chairs of our board of director’s standing committees and other board committees each received an additional annual retainer of $6,000 for their services, paid in monthly installments of $500. Committee members each received an additional annual retainer of $12,000, paid in monthly installments of $1,000. Committee Chairs received the additional annual retainers as members of the committees they chair, in addition to their annual retainers for serving as such committee Chairs.

Throughout 2018, each director was given the election to receive $1,250 per month in cash in lieu of or to participate in the Company’s health insurance policy, up to a cost of $1,250 per month. The directors also received reimbursement for expenses, which included reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

In May 2004, Jin Chul Jhung, and Chung Hyun Lee each became a participant in Center Bank’s Director Survivor Income Plan (“Director Survivor Income Plan”), which provides for a payment to each director’s chosen beneficiary in the amount of $200,000. Former Center Bank, in return, purchased whole life insurance policies insuring the life of each director in amounts that exceed the benefits payable to such beneficiaries with the Company as owner and beneficiary of each of the insurance policies.

Long-Term Equity Incentive Awards

Directors may be granted equity awards upon their appointment to our board of directors. Periodically, the Company reevaluates board compensation, including the grant of new stock options and restricted stock units. In setting director compensation, the

Company considers the amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level and experience require by the board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests. Please see “Beneficial Ownership of Directors and Executive Officers” on page 52 of this Proxy Statement, for information concerning stock and options held by our directors.

The following table presents information concerning the compensation of our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
Scott Yoon-Suk Whang (Chairman of the Board)	140,000	—	—	—	15,000	155,000
Donald D. Byun	80,500	—	—	—	15,000	95,500
Steven J. Didion	87,500	—	—	—	15,000	102,500
Jinho Doo	78,000	—	—	—	15,000	93,000
Daisy Y. Ha	78,000	—	—	—	15,000	93,000
Jin Chul Jhung	78,000	—	—	—	19,944	97,944
Steven S. Koh (Honorary Chairman)	120,000	—	—	—	15,000	135,000
Chung Hyun Lee	87,500	—	—	—	19,944	107,444
William J. Lewis	87,500	—	—	—	15,000	102,500
John R. Taylor	87,500	—	—	—	15,000	102,500
Dale S. Zuehls	87,500	—	—	—	15,000	102,500

(1)
Amounts shown include payment of annual board membership retainer fees for the Company and Bank board meetings, committee membership fees, specific purpose committee membership fees, and chairmanship and honorary chairmanship annual retainers.

(2)
Amounts include payments made to directors for or in lieu of receiving health insurance coverage paid by the Company: $15,000 each to Messrs. Byun, Didion, Doo, Ha, Jhung, Koh, Lee, Lewis, Taylor, Whang and Zuehls. Amounts also include the estimated value of the Director Survivor Income Plan coverage during 2018 of $4,944 for Messrs. Jhung and Lee based on IRS life insurance valuations.

Proposal 2:
Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2019 and has further directed that the selection of Crowe be submitted for ratification by the stockholders at the Annual Meeting.

Board Recommendation:
Vote “FOR” ratification of Crowe

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

EXECUTIVE SUMMARY

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of the board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2019. Crowe was initially engaged by Hope Bancorp, Inc. on May 25, 2017. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

Following a competitive request for proposal process undertaken by our Audit Committee and upon the recommendation of our Audit Committee, the Company notified BDO LLP (“BDO”) on May 25, 2017 that they had been dismissed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company does not anticipate that a representative of BDO will be present at the Annual Meeting.

BDO was the independent registered public accounting firm for Hope Bancorp, formerly BBCN, from June 24, 2015 through May 25, 2017, including for the fiscal year ended December 31, 2016.

BDO’s audit reports on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO issued an adverse audit report on the effectiveness of the Company’s internal control over financial reporting in its report of independent registered public accounting firm as of December 31, 2016 due to material weaknesses in our internal control over financial reporting as of December 31, 2016. Both our Audit Committee and the board of directors discussed the identified material weaknesses with BDO. The Company authorized BDO to respond fully to any inquiries of Crowe concerning the identified material weaknesses.

During the fiscal years ended December 31, 2015 and 2016, and through May 25, 2017, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. Other than advising the Company regarding the existence of material weaknesses in internal control over financial reporting as of December 31, 2016 discussed above, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the U.S. Securities and Exchange Commission’s (the “SEC”) rules and regulations have occurred during the fiscal years ended December 31, 2015 and 2016, or through May 25, 2017.

The Company requested BDO to furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the above statements, and if not, stating the respects in which BDO does not agree. A copy of BDO’s letter dated May 30, 2017, was attached as Exhibit 16.1 to our Form 8-K furnished to the SEC on May 31, 2017.

During the fiscal years ended December 31, 2015 and 2016, and through May 25, 2017, neither the Company nor anyone acting on its behalf consulted Crowe regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement with BDO on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before the independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee who has authority to approve up to $25,000 of services, which must be ratified at the next scheduled Audit Committee meeting.

FEES PAID TO CROWE

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2017 and 2018 were:

	2017	2018
Audit fees	$2,194,094	$1,969,640
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2,194,094	$1,969,640

The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2017 and 2018. Audit fees also include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for the second and third quarters of 2017 and our quarterly Form 10-Q filings for 2018. No audit-related fees, tax fees or other fees were incurred in 2017.

FEES PAID TO BDO

Aggregate fees for professional services rendered by BDO for the Company with respect to the year ended December 31, 2017 were:

2017
Audit fees	$253,680
Audit-related fees	—
Tax fees	—
All other fees	—
Total fees	$253,680

The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filing for the first quarter of 2017. Audit fees for 2017 also include the fees for a consent to the inclusion of a past audit report. No audit-related fees, tax fees or other fees were incurred in 2017.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee in 2018 met and held discussions with management of the Company and the Bank and with Crowe, the independent registered public accounting firm for the Company and the Bank for the year ended December 31, 2018. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors;

•
Discussed with the independent auditor the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 61, Communications with Audit Committees; and

•
Received the written disclosures and the letter from the independent auditor required by the PCAOB and Independence rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed any relationships that may impact the objectivity and independence of Crowe, and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Respectfully submitted by the Audit Committee:

JOHN R. TAYLOR (Chair)
STEVEN J. DIDION
JINHO DOO
CHUNG HYUN LEE
DALE S. ZUEHLS

Date of Audit Committee Report: April 30, 2019

Proposal 3:
Nonbinding Advisory Vote to Approve Compensation Paid to “Named Executive Officers”

Approve the compensation of the Company’s “Named Executive Officers”, as discussed in this Proxy Statement.

Board Recommendation:
Vote “FOR” approval of compensation paid to “Named Executive Officers”

Proposal 3 — Nonbinding Advisory Vote to Approve Compensation Paid to “Named Executive Officers”

ADVISORY RESOLUTION

The Company believes that our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company asks stockholders annually to vote for or against the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in the Proxy Statement.”

Your vote will be advisory, which means that it will not be binding upon our board of directors or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our board of directors or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our board of directors or our Compensation Committee. Notwithstanding the foregoing, our board of directors and our Compensation Committee will consider the nonbinding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

The Compensation Committee and our board of directors believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” THE NONBINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER QUALIFICATIONS AND EXPERIENCE

Kevin S. Kim, age 61, is President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank. He has been President and Chief Executive Officer of Hope Bancorp since March 2013 and of Bank of Hope since April 2014. Prior to the merger with Wilshire Bancorp, Inc., Mr. Kim served as Chairman of the board of directors of Hope Bancorp since May 2012 and served as Chairman of the board of directors of BBCN Bank from December 2011 through June 2014. Formerly a director of Center Financial Corporation and Center Bank from 2008 until the merger of equals with Nara Bancorp, Inc. and Nara Bank completed on November 30, 2011, Mr. Kim was the lead negotiator from Center resulting in the creation of BBCN. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors United Way of Greater Los Angeles. He received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

David P. Malone, age 68, was appointed Senior Executive Vice President and Chief Operating Officer of Bank of Hope, effective May 15, 2017, and is responsible for oversight of all support and administrative units of the Bank and treasury management services. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone completed a 15-year tenure at Community Bank in Pasadena, California, where he served as Chairman in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer and Chief Financial Officer from 1998 to 2008. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. Mr. Malone’s efforts helped Community Bank achieve consistent profitability throughout the last recession, generate five consecutive years of balance sheet growth and post record profitability in his last two years as President and Chief Executive Officer. During his professional career, Mr. Malone also served as Executive Vice President and Chief Financial Officer for both Metrobank and Merchant Bank of California. He began his professional career as a Certified Public Accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone earned a B.S. degree in Accounting from California State University, Northridge.

Kyu S. Kim, age 58, was appointed Senior Executive Vice President and Eastern Regional President, effective May 1, 2017, and is responsible for oversight of all commercial lending functions in New York, New Jersey, Illinois, Texas, Virginia, Georgia and Alabama. Previously, she was named Senior Executive Vice President and Head of Community Banking for Bank of Hope upon the merger of equals with Wilshire Bank effective July 29, 2016 and was responsible for leading the business operating units of all legacy commercial lending teams and the retail branch network across the United States. A 20-year veteran of Bank of Hope, formerly known as BBCN Bank, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and was named Chief Operating Officer in August 2013. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank upon the merger of Nara Bank and Center Bank completed on November 30, 2011. Prior to the merger, Ms. Kim, who is credited with building the former Nara Bank’s eastern region presence from the ground up, served as Executive Vice President and Eastern Regional Manager for Nara Bank from April 2008 through November 2011. Previously, she held the titles Senior Vice President and Eastern Regional Manager from October 2005 through March 2008 and Deputy Regional Manager from July 2003 to September 2005. Ms. Kim also served as the Manhattan Branch Manager from February 2000 to September 2005 and Flushing Branch Manager from September 1998 to February 2000. Prior to joining Nara Bank, Ms. Kim was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997. Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Alex Ko, age 52, was appointed Executive Vice President and Chief Financial Officer of Bank of Hope effective May 1, 2017 and of Hope Bancorp, Inc. effective October 2, 2017. He is responsible for the overall financial strategy and direction at the Company and has oversight responsibility for accounting, financial reporting, treasury, investments and investor relations. Formerly, he served as Executive Vice President, Chief Financial Strategist and Deputy Chief Financial Officer of Bank of Hope, a position he was appointed to upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016. Previously, he was the Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank from April 2008 through July 2016. A certified public accountant, Mr. Ko completed a 12-year tenure with KPMG, LLP, where he focused primarily in the area of financial services. He earned his B.A. in Economics from Yonsei University in Seoul, Korea and his M.A. in Accounting from the University of Southern California in Los Angeles.

Karen Craigmile, age 53, was appointed Executive Vice President and Chief Internal Auditor for Bank of Hope, effective March 19, 2018, and is responsible for developing and leading the strategic direction for all internal audit activities in assessing the effectiveness of the bank’s system of internal controls. She joined Bank of Hope from Western Alliance Bancorporation where she served as Chief Audit Executive from 2015. Previously, Ms. Craigmile was with Bank of America Corporation from 2004 to 2005 as Corporate Audit Vice President. She rejoined Bank of America in 2010 as Risk Management Senior Executive and was later promoted to Senior Vice President and Corporate Audit Director until 2015. From 2005 to 2010, Ms. Craigmile served under the Federal Reserve Bank of Richmond initially in the Risk and Policy Unit of Operational Risk Management. She later became an Operational Risk Senior Examiner of Banking Supervision and Regulation and was promoted to Deputy Central Point of Contact managing a team of examiners responsible for the supervision of large complex banking organizations. Ms. Craigmile earned her B.S. in Mathematics and Computer Information Systems from Newman University in Wichita, Kansas.

Daniel H. Kim, age 52, was named Executive Vice President and Chief Strategy Officer for Bank of Hope, effective May 1, 2017, and is responsible for all areas of corporate planning and oversight of the Bank’s marketing department and credit card unit. He joined Bank of Hope, formerly known as BBCN Bank, on November 25, 2013 as Executive Vice President and Chief Planning Officer. Previously, he was the Executive Vice President, Chief Financial Officer and Corporate Secretary of the former Saehan Bancorp, Inc. and Saehan Bank. Having joined Saehan in September 2003, Mr. Kim directly supervised and provided oversight of numerous departments within the organization, including accounting/investment, central operations administration, human resources, IT, compliance and BSA requirements. From May 1997 to August 2003, Mr. Kim served as First Vice President and Manager of the accounting, corporate planning and investment departments of the former Pacific Union Bank, during which time he successfully consummated that bank’s initial public offering. Mr. Kim began his banking career in June 1991 at the former Center Bank, where he last served as Assistant Vice President and Accounting/Investment Officer. Mr. Kim earned his B.A. in Economics/Business from the University of California, Los Angeles.

David W. Kim, age 53, was named Executive Vice President and Chief Retail Banking Officer of Bank of Hope, effective May 1, 2017, and is responsible for oversight of the Bank’s branch network, deposit operations administration, loan operations and online/mobile banking, as well as the wealth management units. Previously, he was appointed Executive Vice President and Chief Operations Officer of Bank of Hope, formerly known as BBCN Bank, upon the merger of equals with Wilshire Bank, effective July 29, 2016, and was responsible for overseeing deposit operations administration, general services and facilities and international trade finance operations. With more than 20 years of experience in the banking industry, he joined the Bank effective April 1, 2014 as Executive Vice President, Chief Administrative Officer and General Counsel and was named Executive Vice President, General Counsel and Chief Operations Administrator in August 2015. Prior to joining the Bank, Mr. Kim joined United Central Bank in 2011 as part of a turnaround team, where he served as Executive Vice President, Chief Operating Officer and General Counsel. From 2010 to 2011, Mr. Kim was Executive Vice President and Chief Credit Officer of Commonwealth Business Bank. Prior to that, he was Senior Vice President, Chief Operating Officer and General Counsel of Wilshire State Bank from 2005 to 2010. Mr. Kim began his career in the Korean-American banking industry in 1995 at Hanmi Bank, where he served as Senior Vice President, Chief Administrative Officer and General Counsel. Mr. Kim began his banking career with Chase Bank in New York and the International Monetary Fund in Washington, D.C. He received his B.S. in Economics and Public Policy from Indiana University and his J.D. from George Washington University Law School.

Jason K. Kim, age 52, was named Chief Commercial Banking Officer of Bank of Hope, formerly known as BBCN Bank, effective May 1, 2017, and is responsible for oversight of the SBA department, as well as shared oversight responsibility for commercial and commercial real estate lending in the Western Region for Bank of Hope. Previously, he served as Executive Vice President and Chief Lending Officer from December 1, 2011 and was responsible for overseeing the SBA, equipment lease finance and credit card departments. Prior to the merger of equals of Nara Bank and Center Bank creating BBCN, he served as Chief Credit Officer of Center Bank from April 2007 and was promoted to Executive Vice President in December 2010. A 26-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007 during which time, the SBA department received recognition for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Bank’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006. Mr. Kim graduated from the University of California, Los Angeles with a B.A. in Economics.

Peter Koh, age 42, was named Executive Vice President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016 and is responsible for oversight of all credit administration functions, as well as the appraisal and special assets departments. Previously, he served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. Mr. Koh initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. He then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the board of directors of Hope Bancorp and Bank of Hope. He earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California.

Young K. Lee, age 45, was named Executive Vice President and Chief Human Resource Officer for Bank of Hope, effective April 8, 2019, and is responsible for the management and implementation all areas and strategies related to human resources and providing executive management and the Compensation Committee with guidance and counsel relating to employment law matters. With more than 20 years of human resource experience, he joined the Company in November 2015 as Senior Vice President and Director of Human Resources. Mr. Lee successfully planned and managed the policy, procedure and staffing integration of the merger of Wilshire Bancorp, Inc. and transitioned the Company’s medical benefits to a self-funded product that has led to a reduction in premium expenses of more than $1.2 million annually. From June 2012 to November 2015, Mr. Lee was the Vice President of Human Resources at Medical Scribe Systems, a privately held, fast growing medical staff provider with more than 2,000 employees across 18 states. From May 2012 to July 2015, Mr. Lee was Senior Vice President and Managing Director of The Marketing Arm, a full-service marketing agency owned by Omnicom, where he oversaw West Coast-based human resources, IT, training and administrative staff members. From March 2003 to June 2005, Mr. Lee served as a Senior Human Resource Consultant at Pacific Employers Organization where he implemented strategic compensation programs for clients throughout the Western U.S. Mr. Lee studied Animal Physiology at the University of California, San Diego and completed Human Resource Management coursework through the University of California, Los Angeles Extension program.

Janette Mah, age 59, was named Executive Vice President and Chief Mortgage Banking Officer of Bank of Hope upon the merger of equals with Wilshire Bank effective July 29, 2016. Having served in the same capacity at Wilshire Bank prior to the merger, she is responsible for mortgage banking, mortgage servicing and warehouse lending operations. Ms. Mah joined Wilshire Bank in June 2009 as Senior Vice President and Home Loan Center Manager and was promoted to Chief Mortgage Banking Officer in July 2013 and Executive Vice President in June 2015. Ms. Mah has more than 30 years of experience in consumer banking and the financial services industry, primarily focused on mortgage lending operations, including First Vice President and Consumer Lending Center Manager for the former Pacific Union Bank from 2001 to 2004. After the acquisition of Pacific Union Bank by Hanmi Bank in April 2004, Ms. Mah became Senior Vice President and Residential Mortgage Center Manager from November 2004 through June 2008 and was later promoted to Consumer Lending Center Manager from July 2008 through May 2009. She earned her B.A. in Linguistics from the University of California, Los Angeles.

Richard D. Marshall, age 60, was named Executive Vice President, Credit Administration for Bank of Hope, effective January 2, 2019, and provides leadership for enhancing the Company’s credit risk management practices and overseeing credit administration for commercial lending. With nearly 35 years of experience as a senior risk officer, he joined Bank of Hope in October 2018 as Senior Vice President and Deputy Chief Credit Officer. Previously, he was Chief Credit Officer for commercial lending at Zions Bancorporation from 2014 to 2016 and was responsible for a $20 billion portfolio of middle market commercial credit exposures. From 2006 to 2011, Mr. Marshall served as President of Community Bank Funding Corp for Republic Financial, a community bank funding company. Prior to this, he served Citigroup for 20 years beginning in 1985 in the structured middle market lending business and then as a Managing Director in both the Private Bank and the Corporate Bank. During most of his career with Citigroup, he was a Senior Credit Officer responsible for managing a variety of multi-billion, multi-product portfolios. Mr. Marshall earned his B.S. in Finance from the University of Wyoming.

Lisa K. Pai, age 59, was named Executive Vice President and General Counsel effective April 1, 2018, after having served as Executive Vice President, Chief Administrative Officer and General Counsel of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, upon the merger of equals with Wilshire Bancorp, Inc. and Wilshire Bank, respectively. Previously, she served as Executive Vice President, Chief Legal & Human Resources Officer and Corporate Secretary of Wilshire Bancorp and Wilshire Bank from December 2012. Prior to joining Wilshire, Ms. Pai served as Executive Vice President and Chief Legal and Human Resources Officer at BBCN Bancorp after the merger of Nara Bancorp and Center Financial Corporation in 2011. She also served as Executive Vice President, General Counsel and Chief Risk Officer at Center Financial Corporation from 2007 to 2011. Before joining the banking industry in 1994, Ms. Pai practiced law at the law firm of Thelen, Marrin, Johnson and Bridges. She earned her B.A. in Economics from University of Chicago and her J.D. from University of California, Los Angeles, School of Law.

David Song, age 55, is Bank of Hope’s Executive Vice President and Chief Business Banking Officer of Bank of Hope, sharing oversight responsibility for commercial and commercial real estate lending in the Western Region for Bank of Hope. Prior to the merger of equals between BBCN Bank and Wilshire Bank effective July 29, 2016, he was Executive Vice President and Chief Commercial Banking Officer of Wilshire Bank from September 2009, responsible for the corporate banking division and trade finance department. Mr. Song has more than 25 years of experience in commercial banking and the finance industry, including First Vice President and Team Leader for corporate middle market lending at Comerica Bank from 2003 to 2009 and Vice President and Senior Relationship Manager-Team Leader at Bank of the West from 1998 to 2003. Mr. Song earned his B.S. in Ceramic Engineering/Materials Science & Engineering and his M.B.A. in Finance from University of Washington in Seattle.

Thomas Stenger, age 60, was appointed Executive Vice President and Chief Risk Officer of Bank of Hope effective February 11, 2019, and is responsible for all areas of risk, compliance and BSA management. Prior to joining the Bank, he was a Managing Director at PricewaterhouseCoopers from 2011 where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to recent regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including, market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for the risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, he served GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk through 2001. He began his career with financial institutions in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President. Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

Hung Van, age 42, was appointed Executive Vice President and Chief Information Officer of Bank of Hope effective May 2, 2018, and is responsible for developing and executing on the overall technology vision for the Bank, driving cross-functional, enterprise-wide engineering initiatives, and leading the daily operations of the IT organization. He brings more than 20 years of experience in the financial services industry, most recently as Senior Vice President and Director of IT at East West Bank. During his 11-year tenure at East West, Mr. Van’s responsibilities increased progressively, and his primary leadership role focused on architecting and developing critical business solutions for the company through the delivery of reliable, stable and scalable systems. From 2000 to 2007, Mr. Van served IndyMac Bank where he managed a team responsible for the development, maintenance, support and upgrade of the company-wide banking system and led the creation and automation of their online new accounts system. He began his career at Fidelity Federal Bank in 1995 on the operations side and project management functions before taking on core IT responsibilities where he assumed a System Administrator role and began to administer, develop and enhance the company’s core banking system and its security environment.

Who are the Named Executive Officers?

The Named Executive Officers, whom we also refer to as NEOs, are (i) each person who served as our Chief Executive Officer for any period of time during 2018; (ii) each person who served as our Chief Financial Officer for any period of time during 2018; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2018, whose total compensation for services rendered to us in all capacities during 2018 exceeded $100,000, and up to two former executive officers who would have been so included on the basis of his or her 2018 compensation if he or she had remained an employee at year end. For 2018, the NEOs are Kevin S. Kim, Alex Ko, David P. Malone, Kyu S. Kim, and Hung Van.

Human Resources and Compensation Committee Report

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

DALE S. ZUEHLS (Chair)
DAISY Y. HA
JIN CHUL JHUNG
WILLIAM J. LEWIS
SCOTT YOON-SUK WHANG

Date: April 30, 2019

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for the Named Executive Officers (“NEOs”) of the Company and how we have modified our programs to meet the Company’s needs in the future.

2018 Named Executive Officers

Name	Title
Kevin S. Kim	President & Chief Executive Officer
Alex Ko	Executive Vice President & Chief Financial Officer
David P. Malone	Senior Executive Vice President & Chief Operating Officer
Kyu S. Kim	Senior Executive Vice President & Eastern Regional President
Hung Van	Executive Vice President & Chief Information Officer

Executive Summary

2018 Financial and Strategic Business Performance

2018 was a year of significant investments to support the longer-term growth of our organization as a regional bank. We made progress throughout the year with a corporate transformation plan designed to enhance the diversification of our revenue streams and improve the overall work flow by providing greater operational efficiencies in the lending process. With more than $15 billion in total assets, we also recognized the greater capabilities and depth of experience we must have as a regional bank and successfully recruited experienced bankers from larger mainstream banks, strengthening our capabilities in many areas of our Bank. We believe these investments create greater opportunities that will lead to stronger and more profitable growth for Bank of Hope for the long term.

Notwithstanding these investments on a backdrop of a challenging business environment, we successfully completed the year with solid financial performance and reported net income of $189.6 million for 2018, compared with $139.4 million in 2017. At year-end, total assets increased 8% over 2017 to $15.31 billion, loans receivable increased 9% to $12.10 billion and total deposits increased 12% to $12.16 billion.

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Our 2017 financial results included a one-time, non-cash, incremental income tax expense in the Company’s consolidated statements of income of $25.4 million resulting from the revaluation of our deferred tax assets and liabilities and low income housing tax credit investments due to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) on December 22, 2017.

For 2018, our return on average assets was 1.29% and our return on average equity was 9.92%. While these results showed an improvement over 2017 results, they were below our targeted business performance goals for the year, reflecting the investments made in our organization and the highly competitive deposit cost environment.

During the year, we also successfully executed on a capital management strategy that provided attractive terms and financial flexibility, as well as an opportunity to consummate a meaningful share buyback in connection with the issuance. We raised $217.5 million dollars through a convertible note offering, of which $100 million was allocated to a stock repurchase program. The remainder was utilized to build capital at the bank level, positioning us well to continue executing on our growth strategies while effectively managing our loan concentrations. Including an additional $50 million stock buyback program completed during the fourth quarter, we repurchased $150 million of our stock, or 9,002,453 shares, in 2018, enhancing stockholder value by reducing the total number of shares outstanding at year-end by 6.6%.

At year-end, the Company continued to maintain robust capital levels with total risk-based capital at 12.94%, leverage ratio at 10.55%, and common equity tier 1 capital at 11.44%.

Given the solid financial performance for the year notwithstanding the considerable investments in our organization, our Board of Directors increased the quarterly dividend to our stockholders for the sixth consecutive year to $0.14 per common share.

Today, Bank of Hope is well positioned as one of the leading Asian-American banks in the country with solid presence in all of the top targeted geographic markets. Looking forward into 2019, we are committed to improving our service to our customers, our relationships within our communities, our communications with our investment community, our partnership with our regulators and our relevance to our employees. We are confident that the investments and initiatives that we are currently undertaking strengthen our competitive position and will lead to enhanced operational efficiencies and financial performance for years to come.

2018 Stockholder Feedback

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. At the Company’s annual meeting of stockholders on May 24, 2018, approximately 97.6% of the votes cast supported our executive compensation practices. The Compensation Committee considered this a strong endorsement of its decisions and policies, as well as the overall design and direction of the Company’s executive compensation program.

2018 Compensation Decisions

The Compensation Committee made the following compensation decisions for fiscal 2018:

•
Base Salaries: Our board of directors believes that continuity of leadership is critical to the long-term success of the Company. Our Chief Executive Officer received a base salary increase of 13% following a compensation analysis completed in December 2017 that demonstrated his salary was more than 15% below median to our Peer Group. All of our other NEOs, other than Mr. Hung Van who joined the Company mid-year, received base salary increases between 3% and 6% in 2018, moving their base salaries closer to market-competitive levels and commensurate with increasing responsibilities

•
Annual Incentive Awards: In an effort to instill a greater ownership culture in the Company and further align the annual performance-based incentive compensation program with the long-term interests of our stockholders, the Compensation Committee implemented a new annual performance incentive strategy in 2018 that ties a portion of the annual incentive consideration, which was traditionally paid 100% in cash, to equity that vests over two years.

•
Long-Term Cash Incentive Plan (“Legacy LTIP”): The Company did not meet the required performance targets for a full contribution of deferred compensation. As a result, and in accordance with the terms of our Chief Executive Officer’s plan, the Company contributed 27.0% of the maximum potential award, or $6,750 to the deferred compensation account of Kevin S. Kim.

•
2017 Long-Term Incentive Plan (“LTIP”): In a continuing effort to align, motivate and reward participants for their contributions to the Company’s long-term financial success and growth and to move the overall compensation of our NEOs closer to market-competitive levels, the Compensation Committee awarded equity grants to our NEOs, other than Mr. Hung Van, under the 2016 Plan that are 50% time-based and 50% performance-contingent on a three-year time frame.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behaviors through the following processes, policies and practices:

•	Stock ownership policy;

•	Clawback policy;

•	No tax gross ups;

•	No automatic “single trigger” vesting upon a change of control;

•	Independent compensation consultant retained; and

•	No excessive perquisites.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs are those that align the interests of our NEOs with those of our stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as not encouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

•	levels of base salary that are competitive with companies in our peer group;

•	annual cash incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives;

•	long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals; and

•	long-term cash incentives that deliver opportunities for performance-based contributions to select NEOs’ deferred compensation accounts.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for employees at the Executive Vice President level and above (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee, and the Chief Internal Auditor reports directly to the Audit Committee. The Chairs of the Board Risk Committee and Audit Committee provide input on compensation decisions for the Chief Risk Officer and Chief Internal Audit Executive, respectively, in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, subject to the overall authority of the board of directors, including assessment of the risk profile of each compensation policy and practice, and for assessing and recommending to the board for approval of the total compensation paid to the Chief Executive Officer and Executive Vice President officers and above of the Company. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for our executive officers. The Compensation Committee may engage the advice of outside experts, including compensation consultants. It is the Compensation Committee’s policy to engage only advisors that the Compensation

Committee determines to be sufficiently independent. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations. A copy of the Compensation Committee’s charter may be found in the Corporate Governance section of our website at www.ir-hopebancorp.com.

The Role of the Independent Compensation Consultant

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement of Pearl Meyer as its independent consultant for fiscal 2018. Pearl Meyer provides expertise on competitive pay practices and program design, and serves as an objective third-party advisor in assessing the reasonableness of compensation levels. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with the SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee. `

The Role of Peer Groups

The Compensation Committee, with input from its compensation consultant, periodically reviews the composition of peer companies against which the Company evaluates itself for compensation purposes.

Following the completion of the merger with Wilshire Bancorp, Inc. on July 29, 2016, the Compensation Committee, based on the recommendation of Pearl Meyer, revised in November 2016 the peer group (the “Peer Group”) to be used in making compensation decisions. No subsequent changes have been made to the Peer Group other than those as a result of completed merger transactions. The Peer Group approved by our Compensation Committee for 2018 was as follows:

• Banner Corporation	• Fulton Financial Corporation	• Trustmark Corporation
• Cathay General Bancorp	• Glacier Bancorp, Inc.	• Umpqua Holdings Corporation
• Columbia Banking System, Inc.	• IBERIABANK Corporation	• United Bankshares Inc.
• CVB Financial Corp.	• PacWest Bancorp	• United Community Banks, Inc.
• First Midwest Bancorp Inc.	• Prosperity Bancshares, Inc.	• Valley National Bancorp
• First Financial Bancorp	• Sterling Bancorp	• Western Alliance Bancorporation

Based on the Peer Group, as of December 31, 2018, the Company’s total assets were positioned at the 37th percentile of Peer group and operating revenue at the 16th percentile.

The Compensation Committee considered target compensation relative to compensation of similarly positioned executives among the Peer Group banks when making executive compensation decisions for 2018.

In addition to the Peer Group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels for the CEO or other NEOs. In addition to peer data, the Compensation Committee also reviews individual and company performance, the position, responsibilities within the Company, and other factors to determine total compensation for the NEOs.

Elements of Compensation

The four primary elements of our executive compensation structure are base salary, annual incentive bonus, long-term equity incentive awards and long-term cash incentives. The following describes the objectives and policies underlying each of the elements of our executive compensation program.

Base Salary

Base salary is the fixed component of total direct compensation. We believe that base salaries should be competitive with the salaries paid by comparable banking institutions based on each individual executive officer’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target bonuses under our annual incentive program generally are set as a percentage of base salary.

In December 2017, we conducted an analysis of the compensation paid to the chief executive officers of our Peer Group and determined that our Chief Executive Officer’s 2017 base salary was below the market median by more than 15%. To further align the compensation of our Chief Executive Officer with market compensation, our Chief Executive Officer received a merit base salary increase in 2018 of 13.1%, which is higher than the annual merit adjustments for employees Company-wide.

Our Chief Financial Officer received a base salary increase in 2018 of 6% in recognition of his increased responsibilities, following the retirement of our former Chief Financial Officer Douglas G. Goddard, who retired in October 2017. Each of our other NEOs, other than our Mr. Hung Van, who joined the Company mid-year, received base salary increases in 2018 between 3% and 4%, which is in line with the annual merit adjustments for employees Company-wide.

The 2018 and 2017 base salaries for the NEOs were as follows:

NEO	2017 Base Salary		2018 Base Salary	Year-over-Year % Change
Kevin S. Kim President & Chief Executive Officer		$840,000	$950,000	13.1%
Alex Ko Executive Vice President & Chief Financial Officer		$325,532	$345,064	6.0%
David P. Malone Senior Executive Vice President & Chief Operating Officer		$450,000	$468,000	4.0%
Kyu S. Kim Senior Executive Vice President & Regional President, Eastern Region		$358,280	$369,028	3.0%
Hung Van Executive Vice President & Chief Information Officer	$	n/a	$325,000	n/a

Annual Incentive Bonus

Our annual performance-based incentive compensation program is designed to align the interests of our NEOs with those of our stockholders and provides for significant compensation opportunities and incentive criteria primarily tied to the Bank’s performance.

The following sections discuss the Compensation Committee’s criteria used to determine 2018 annual incentive awards for our Chief Executive Officer and other NEOs.

Chief Executive Officer Award: Performance Measures and Results

In accordance with a Second Amended and Restated Employment Agreement (the “Employment Agreement”) entered into on April 27, 2017 and effective as of April 1, 2017 with respect to Mr. Kevin S. Kim’s service as the Chief Executive Officer and President of the Company and the Bank, our Chief Executive Officer is entitled to an annual target cash incentive opportunity of at least 75% of base salary.

In early 2018, the annual cash incentive award opportunity for our Chief Executive Officer was approved by the Compensation Committee. Mr. Kim’s annual cash incentive opportunity is based 50% on profitability, 30% on balance sheet growth, and 20% on regulatory achievements. His target 2018 annual cash incentive award opportunity was 75% of base salary. The Compensation Committee established threshold and maximum award opportunities and goals, which set Mr. Kim’s threshold opportunity at 50% of base salary and maximum opportunity at 125% of base salary.

In early 2019, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to approved goals to determine the 2018 annual incentive payout for the CEO. The Company’s 2018 performance did not meet the minimum thresholds for efficiency ratio and retail deposit growth, achieved the minimum thresholds but did not exceed the target goals for return on average assets, return on average equity and regulatory achievement, and exceeded the maximum goal for total loan growth. Based on these results, the Compensation Committee approved an annual incentive payout to the CEO, in accordance with the scorecard illustrated below, equal to 54.6% of his salary, or $518,595.

Performance Measures	Weight	2018 Performance Goals			Actual Results	Bonus Earned
		Minimum	Target	Maximum
Profitability	50%
Return on Average Assets	10%	1.15%	1.44%	1.73%	1.29%	58,881
Return on Average Equity	30%	8.59%	10.74%	12.89%	9.92%	186,589
Efficiency Ratio	10%	50.17%	47.78%	45.39%	50.67%	—
Balance Sheet Growth	30%
Deposit Growth (retail)	15%	6.41%	8.01%	9.61%	5.47%	—
Total Loan Growth	15%	4.13%	5.16%	6.19%	8.90%	178,125
Regulatory Achievement(1)	20%
						$95,000
TOTAL	100%					$518,595

(1)	We are not permitted to disclose regulatory ratings.

Other NEO’s Annual Incentive Awards: Company Performance Objectives and Individual Evaluation

Annual incentive awards for all other senior employees with a title of First Vice President and above, including NEOs, other than the Chief Executive Officer, are paid under the Company’s Performance Incentive Plan (“PIP”). The PIP was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. The PIP is administered by the Chief Executive Officer and approved by the Compensation Committee.

In an effort to instill a greater ownership culture in the Company and further align the annual performance-based incentive compensation program with the long-term interests of our stockholders, the Compensation Committee implemented a new annual performance incentive strategy for 2018. The Compensation Committee determined that with respect to 2018 and following fiscal years, other than with respect to our Chief Executive Officer’s incentive compensation bonus payment, which is awarded pursuant to his Employment Agreement, a portion of the annual incentive compensation, the value of which portion will be increased by 10%, will be delivered at the same time as bonuses are ordinarily paid in the form of restricted stock units, which will vest ratably over two years. For our NEOs, the Compensation Committee determined that the equity portion of the annual incentive bonus would range between 40% to 60%. We believe this ensures that our NEOs consider the long-term performance and growth of the Company while delivering short-term results.

Historically, the program measured performance against agreed-upon goals in determining an incentive award for each of the NEOs, other than our Chief Executive Officer. Company performance and individual goals were defined at the beginning of each year to establish incentive award opportunities for each level of management. In 2018, the Compensation Committee established Company performance goals for the year, achievement of which would result in creation of an overall Company bonus pool, and transitioned from agreed-upon individual goals to a more subjective measure that considered the annual evaluation for each individual, achievement of which is determined by our Chief Executive Officer for our NEOs following completion of our fiscal year to determine their respective payments from the established bonus pool. In addition, our Compensation Committee retained discretion to reduce the overall Company bonus pool based on the Company’s overall performance and stockholder returns for the year. As a result of this transition in the determination of the individual NEOs’ incentive payment from the overall bonus pool, the 2018 annual incentive award, which previously was reported in the non-equity incentive plan compensation column of the Summary Compensation Table, is reported in the bonus column of the Summary Compensation Table on page 46 of this Proxy Statement.

In early 2018, the Chief Executive Officer recommended and the Compensation Committee approved the Company performance goals for 2018, upon which the overall Company bonus pool was determined. For 2018, the performance measures for the 2018 target performance goals for the Company were weighted 35% on profitability, 32.5% on balance sheet growth and 32.5% on regulatory achievements and strategic initiatives. Following is a summary of the Bank performance goals approved for 2018, the respective assigned weights in determining the overall payout opportunity, and actual performance results:

Performance Measures	2018 Target Performance Goal	Weight		Actual Results
		Sr. EVP	EVP
Profitability		28.00%	26.25%
Net Income ($millions)	$213.17	5.60%	5.25%	$189.59
Return on Average Equity	10.74%	5.60%	5.25%	9.92%
Return on Average Assets	1.44%	5.60%	5.25%	1.29%
Net Interest Margin	3.78%	5.60%	5.25%	3.53%
Efficiency Ratio	47.78%	5.60%	5.25%	50.67%
Balance Sheet Growth		26.00%	24.38%
Deposit Growth (excluding wholesale)	8.01%	13.00%	12.19%	5.46%
Total Loan Growth	5.16%	13.00%	12.19%	8.90%
Strategic Initiatives	100.00%	12.19%	12.19%	83.00%
Regulatory Achievements(1)	100.00%	12.19%	12.19%	%

Total Bank Goals		80.00%	75.00%

(1)	We are not permitted to disclose regulatory achievements.

In early 2019, based on the size of the 2018 Company bonus pool and taking into consideration the historic target payouts of 45% for Senior Executive Vice Presidents and 40% for Executive Vice Presidents, the Chief Executive Officer recommended and the Compensation Committee approved the following annual incentive award values to our NEOs, based on the combined achievement of Bank and individual performance evaluations for 2018. Because the Company performance achievement was below target, the bonus payments were lower than historic target payouts, other than with respect to Mr. Van, for whom the Company had an agreed-upon cash bonus to be paid in 2019. Due to the discretionary nature of the grant, the portion of the 2018 PIP bonus that will be paid in the form of restricted stock units will be shown in the equity column of next year’s summary compensation table.

NEO	2018 PIP Bonus Award	% of Historic Target	Cash Portion of 2018 PIP Bonus	Value of Equity Portion of PIP Bonus (including 10% premium)
Alex Ko Executive Vice President & Chief Financial Officer	$105,000	80%	$52,500	$57,750
David P. Malone Senior Executive Vice President & Chief Operating Officer	$185,000	92%	$92,500	$101,750
Kyu S. Kim Senior Executive Vice President & Eastern Regional President	$115,000	73%	$57,500	$63,250
Hung Van(1) Executive Vice President & Chief Information Officer	$195,000	n/a	$195,000	$—

(1)    The 2018 PIP bonus award for Mr. Van was pursuant to his sign-on agreement.

Long-Term Cash Incentive Plan

The Company has a legacy Long-Term Cash Incentive Plan (also referred to as “Legacy LTIP”), which was implemented to incentivize certain executive officers to remain employed by the Company for the long term and to provide a vehicle to build a retirement fund beyond the Company’s 401(k) plan. As of 2018, there are only two NEOs who participate in this legacy plan:

•
Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Kyu S. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

•
Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Kevin S. Kim is entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2019, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement has a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.

The Legacy LTIP requires the satisfaction of certain performance criteria by each participant each year in order for the NEO to receive full credit for his or her potential yearly contribution. Performance criteria are determined in advance by our board of directors each year.

For 2018, the Compensation Committee established return on average assets and return on average equity target performance goals of 1.44% and 10.74%, respectively, each assigned a weight of 50%. In order to achieve a contribution associated with either goal, a threshold of at least 90% of target performance must be achieved. Reduced contributions are awarded for performance between 90% and 100% of target for each goal independently. The Company’s return on average equity exceeded threshold target, however, the return on average assets performance was below the threshold, resulting in no contribution for that goal. The Company credited $6,750 to Kevin S. Kim’s deferred account, respectively, or 13.5% of their maximum contribution opportunity, summarized as follows:

Performance Criteria	Weight	Target Goal	Actual Results	% of Maximum Contribution Awarded
Return on Average Assets	50%	1.44%	1.29%	—%
Return on Average Equity	50%	10.74%	9.92%	13.5%

The Legacy LTIP provides for full vesting of a participant’s then-current account balance in the event of the participant’s death during employment. The Legacy LTIP provides for accelerated contribution of remaining contribution amounts upon separation from service other than for cause or death and partial accelerated vesting of the balance in the deferred compensation accounts plus such additional contributions upon the occurrence of the executive’s separation from service for good reason within 12 months following a change in control event. In addition, Kevin S. Kim’s employment agreement provides for accelerated vesting of his Legacy LTIP account balance upon termination of his employment in circumstances as was more fully described in the Company’s 2018 proxy statement.

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks. Equity-based incentive awards have been granted by the Company under two stockholder approved plans, the 2007 Equity Incentive Plan (also referred to as the “2007 Plan”) and the 2016 Incentive Compensation Plan (also referred to as the “2016 Plan”).

Following the substantial completion of the physical integration of the merger with Wilshire Bancorp, Inc., the Compensation Committee developed a more formal long-term incentive strategy in 2017 with the following objectives:

•	Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;

•	Encourage ownership of the Company’s common stock by employees;

•	Align executives with shareholder interests; and

•	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The Company’s 2017 Long-Term Incentive Plan (the “LTIP”) provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our CEO. The Compensation Committee determined that the 2018 LTIP award will be 50% time-based and 50% performance-contingent for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, in addition to the bonus equity grant described above, LTIP grants are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards will be granted under the stockholder-approved 2016 Plan.

With the exception of termination due to disability, death or change in control, participants will generally forfeit all rights to any unvested shares upon termination of employment. The LTIP will be subject to the Company’s clawback policy, as it may be modified from time to time.

The time-based component of LTIP awards are granted as restricted stock units (“RSUs”) that vest one-third each on the first three anniversaries of the grant date.

The performance-contingent component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals, 50% of which are based on an absolute measure and 50% on a relative measure. At the beginning of the performance period, goals are established which are designed to measure the degree of sustained business success over the set time frame. The Compensation Committee establishes and administers the LTIP performance goals, with consideration of input from management. At the end of the three-year vesting cliff, the Company’s performance against the goals will be assessed to determine the earned award level.

With input from our compensation consultant and recommendations from our Chief Executive Officer for our other NEOs, the Compensation Committee determined that performance-contingent units awarded in 2018 will vest according to performance against the following goals:

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Cumulative EPS(1)	50%	Absolute	—	—	—
Total Shareholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%

(1)
Cumulative earnings per share over an 11-quarter period from April 1, 2018 through December 31, 2020. The threshold, target and stretch performance levels will be disclosed following the completion of the performance period.

(2)
Total Shareholder Return measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2018 through December 31, 2020. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2020, excluding the Company if included in the KRX as of that date.

(3)
If the Company’s absolute Total Shareholder Return performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

Performance below “threshold” for a given performance measure will result in the forfeiture of the respective shares. Performance at or above “stretch” for a given performance measure will result in a payout equal to 150% of the respective target shares. Performance between “threshold - target - stretch” will be determined using a straight line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee on an annual basis with input from our compensation consultant and recommendations from our Chief Executive Officer for our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award	Time-Based Vesting RSUs	Performance Contingent PSUs
Chief Executive Officer	125%	62.5%	62.5%
Chief Operating Officer	75%	37.5%	37.5%
Other NEOs(1)	40% - 55%	20% - 27.5%	20% - 27.5%

(1)	Excludes Mr. Van who joined the Company effective May 2, 2018.

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2018:

	Grant Date	RSUs	PSUs (at target)
Kevin S. Kim President & Chief Executive Officer	4/26/2018	34,261	34,261
Alex Ko Executive Vice President & Chief Financial Officer	4/26/2018	4,696	4,696
David P. Malone Senior Executive Vice President & Chief Operating Officer	4/26/2018	9,737	9,737
Kyu S. Kim Senior Executive Vice President & Regional President, Eastern Region	4/26/2018	5,168	5,168
Hung Van(1) Executive Vice President & Chief Information Officer	n/a	n/a	n/a

(1)	Mr. Van joined the Company effective May 2, 2018 and therefore did not qualify for an LTIP equity award grant in 2018.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes stock ownership guidelines for our Chief Executive Officer and non-employee directors. The individuals subject to the guidelines generally have five years from the date the guidelines were adopted, their election to the board or their appointment as Chief Executive Officer to meet the guidelines. If guidelines have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Adopted guidelines are as follows:

Role	Guideline
Chief Executive Officer	5x base salary
Non-Employee Directors	3x annual cash retainer

We do not have any stock ownership guidelines or requirement for any of our NEOs other than our Chief Executive Officer.

Currently, our Chief Executive Officer ownership level exceeds the above stated guideline.

Our NEOs are subject to the policy prohibiting the hedging and pledging of our stock, which is discussed under “Hedging and Pledging Prohibition” on page 19 of this Proxy Statement.

Clawback Policy

Our executive compensation program includes a clawback policy that provides for the recoupment of certain incentive based compensation that was earned, vested and granted to our executive officers, including former executive officers, based on any financial reporting measure, our stock price or total stockholder return. Incentive compensation is subject to recoupment if received within any of the three fiscal years prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. This policy is intended to comply with Section 954 of the Dodd-Frank Act and any applicable stock exchange rules that may be adopted under such act.

Other Benefits

The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the Summary Compensation Table on page 46 for further information.

Compensation Risk Considerations
The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax, Accounting and Regulatory Considerations

We take tax, accounting and regulatory requirements into consideration in choosing the particular elements of our compensation and in establishing the procedures we use to set and pay those elements. We seek to pay compensation in the most tax-effective manner where reasonably possible, and, therefore, we take tax considerations into account.

The exception from the Section 162(m) of the Internal Revenue Code $1.0 million deduction limit for qualified “performance-based” compensation paid to certain covered executive officers has been repealed, effective for taxable years beginning after December 31, 2017. From such effective time of the changes to Section 162(m), the Company is no longer able to grant qualified performance-based compensation, other than where transition relief may apply.

Section 409A of the Internal Revenue Code provides that an employee receiving deferred compensation (including certain types of equity awards) is subject to additional income tax and interest charges unless the deferred compensation is paid pursuant to a plan and procedures meeting certain requirements of Section 409A. It is our intention to deliver any deferred compensation in a manner which complies with the requirements under Section 409A.

CEO to Median Employee Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of Kevin S. Kim, our President and CEO, as reported in this Proxy Statement.

For the year ended December 31, 2018, the annual total compensation of our CEO was $2,592,231 as shown on the Summary
Compensation Table. The annual total compensation of our median employee for 2018, excluding the CEO, was $49,384.73, resulting in a ratio of 52 to 1, which is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the following methodology:

We chose December 31, 2018 as the date for establishing the employee population used in identifying our median employee Annual Total Compensation and used January 1, 2018 through December 31, 2018 as the measurement period. As of December 31, 2018, the Company had 1,468 employees, excluding employees on leave of absence. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. We calculated the Annual Total Compensation of the median employee and the Annual Total Compensation of the CEO in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Messrs. Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang, all of whom satisfy the NASDAQ Stock Market listing requirements and relevant Internal Revenue Service and SEC regulations on director independence. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our directors or executive officers have served as a director of an entity for which a member of the Compensation Committee is an executive officer.

EXECUTIVE COMPENSATION TABLES

I. 2018 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our Named Executive Officers for the three years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Options Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Comp Earnings ($)(6)	All Other Compen-sation ($)(7)	Total ($)
Kevin S. Kim President & Chief Executive Officer	2018 2017 2016	916,154 803,654 696,346	1,050 1,050 1,100	1,086,248 974,734 429,500	— — 276,477	524,345 411,033 670,250	4,609 4,162 3,406	59,825 57,789 40,097	2,592,231 2,252,422 2,117,176
Alex Ko Executive Vice President & Chief Financial Officer	2018 2017 2016	339,054 321,452 138,301	54,550 1,050 61,100	148,887 64,910 120,260	— — 64,699	— 124,000 94,000	— — — —	31,634 31,634 14,006	574,124 543,046 492,336
David P. Malone Senior Executive Vice President & Chief Operating Officer	2018 2017	462,462 269,544	93,550 1,050	308,715 275,868	— —	— 174,000	— —	17,490 12,142	882,216 732,603
Kyu S. Kim Senior Executive Vice President & Eastern Regional President	2018 2017 2016	365,721 353,330 334,250	61,550 1,050 1,100	163,851 81,138 154,620	— — 97,003	— 141,150 153,000	1,746 1,640 1,455	33,420 33,139 30,567	626,289 611,446 760,145
Hung Van Executive Vice President & Chief Information Officer	2018	203,750	1,050	248,670	—	195,000	—	15,338	663,808
__________

(1)	The amounts reported in the Salary column reflect the actual amount paid in each year.

(2)
Each current NEO received holiday bonuses made up of gift cards aggregating approximately $1,050 in the fourth quarter of 2018. During 2018, Ms. Kyu S. Kim and Mr. Ko received anniversary service awards of $3,000 and $1,000, respectively. Amounts also include cash incentive bonuses of $52,500, $92,500 and $57,500 for Mr. Ko, Mr. Malone and Ms. Kim, respectively, for services rendered during 2018, but paid in the subsequent year, as more fully described in the CD&A. Due to the discretionary nature of the grant, the portion of the 2018 PIP bonus that will be paid in the form of an equity grant will be shown in the equity column of next year’s summary compensation table.

(3)
Pursuant to SEC regulations regarding the valuation of equity awards, amounts in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock, restricted stock units and performance-contingent restricted stock units granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. Under the 2016 Plan and in accordance with the objectives of the Company’s long-term incentive plan (the “LTIP”), which is more fully described in the CD&A, Kevin S. Kim, Mr. Ko, Mr. Malone and Ms. Kim were granted 34,261, 4,696, 9,737, and 5,168 time-based restricted stock units, respectively, and 34,261, 4,696, 9,737, and 5,168 performance-contingent restricted stock units, respectively, on April 26, 2018. The closing price of the Company’s Stock on April 26, 2018 was $17.33. The LTIP time-based restricted stock units vest one-third each on the first three anniversaries of the grant date. The actual number of LTIP performance-contingent restricted stock units to be earned for the 2018 grant will be based on two performance measures, as more fully described in our CD&A. Pursuant to the 2016 Plan and in conjunction with his joining the Company, Mr. Van was granted 13.500 time-based restricted stock units on May 24, 2018, which vest 20% each on the first five anniversaries of the grant date. The closing price of the Company’s Stock on May 24, 2018 was $18.42. See Note 11 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference for information regarding assumptions underlying valuation of equity awards.

(4)
The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year. There were no stock options awarded to the NEOs in 2018. Note that the amounts reported in this column represent the applicable grant date fair values of stock options in accordance with FASB ASC Topic 718, which do not necessarily correspond to the actual economic value that will be received by the NEO from the options. See Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding assumptions underlying valuation of equity awards.

(5)
For Kevin S. Kim, amounts shown represent the CEO’s annual cash incentive bonus, in accordance with his employment agreement, for services rendered during the year indicated, but typically paid in the subsequent year, together with Company contribution credits to the CEO’s deferred compensation account under the legacy Long-Term Cash Incentive Plan (the “legacy LTIP”). For 2018, Kevin S. Kim was awarded an annual incentive bonus of $518,595 and a contribution of $6,750 to legacy LTIP deferred compensation account. For Mr. Ko, Mr. Malone and Ms. Kyu, amounts shown for prior periods represent annual cash incentive bonuses as more fully described in the CD&A. For Ms. Kim, amounts shown for prior periods also include Company contribution credits to her legacy LTIP deferred compensation account. For Mr. Van, amount shown represents a cash bonus incentive agreed upon his joining the Company effective May 2, 2018.

(6)
Amounts shown are above-market interest on LTIP deferred accounts, based on the difference between the 6.25% annual interest rate provided on the LTIP accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the LTIP was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.

(7)
For 2018, all other compensation for each NEO includes perquisites, matching contributions to the Company’s 401(k) Plan and auto allowance. The Company made matching contributions to the Company’s 401(k) Plan for 2018 in the amount of $16,200 each for Kevin S. Kim and Mr. Ko,

$14,723 for Ms. Kim, and $6,315 for Mr. Van. All other compensation in 2017 included auto allowances of $21,866 for Kevin S. Kim and $13,800 each for Mr. Ko, Mr. Malone and Ms. Kim, and $9,023 for Mr. Van. All other compensation in 2018 also included monthly membership fees at a social club and a country club, aggregating $20,175 for Kevin S. Kim, and monthly membership fees at a social club, aggregating $3,690 for Mr. Malone. All other compensation in 2018 also includes the estimated value of the Bank Owned Life Insurance benefit of $1,584 for Kevin S. Kim, $1,634 for Mr. Ko and $3,930 for Ms. Kim based on the cost of coverage specified by the IRS group-term life insurance premium table.

II. 2018 Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2018. All awards granted in 2018 were made under the 2016 Plan. No other plan-based awards were granted to NEOs during the year.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Kim President & Chief Executive Officer	3/9/2018	475,000	712,500	1,187,500
	4/26/2018				8,565	17,131	25,696
	4/26/2018				8,565	17,130	25,696
	4/26/2018							34,261			593,743
Alex Ko Executive Vice President & Chief Financial Officer	3/9/2018		138,025
	4/26/2018				1,174	2,348	3,522
	4/26/2018				1,174	2,348	3,522
	4/26/2018							4,696			81,381
David P. Malone Senior Executive Vice President & Chief Operating Officer	3/9/2018		210,600
	4/26/2018				2,434	4,869	7,302
	4/26/2018				2,434	4,868	7,302
	4/26/2018							9,737			168,742
Kyu S. Kim Senior Executive Vice President & Eastern Regional President	3/9/2018		166,063
	4/26/2018				1,292	2,584	3,876
	4/26/2018				1,292	2,584	3,876
	4/26/2018							5,168			89,561
Hung Van Executive Vice President & Chief Information Officer	5/2/2018		195,000
	5/24/2018							13,500			248,670
__________

(1)
For Kevin S. Kim, reflects annual cash incentive bonus opportunity approved by the Compensation Committee available to be earned based on the achievement of annual profitability, balance sheet growth, efficiency, and regulatory and strategic goals.

(2)
For all other NEOs, reflects target annual cash incentive bonus opportunity administered by the Chief Executive Officer and subject to approval by the Compensation Committee, based upon historic target payouts of 45% for Senior Executive Vice Presidents and 40% for Executive President and to be earned based on the achievement of Bank performance and individual performance evaluations.

(3)	Represents performance-contingent awards to our NEOs made under the 2016 Plan and in accordance with the objectives of the new LTIP, as more fully described in our CD&A.

(4)	The closing price of the Company’s Stock on April 26, 2018 was $17.33. The closing price of the Company’s Stock on May 24, 2018 was $18.42.

III. 2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2018. This includes options and unvested restricted stock and restricted stock units granted under the 2016 Plan and the 2007 Plan.

		Option Awards(1)				Stock Awards
Name	Option/Stock Award Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Kevin S. Kim President & Chief Executive Officer	4/11/2014					6,000	71,160
	6/27/2014	160,000	10,000	15.88	6/27/2024
	5/26/2016		30,660	16.12	5/26/2026
	9/1/2016	60,000		17.18	9/1/2026
	6/26/2017					28,656	339,860
	6/26/2017					14,328	169,930
	6/26/2017					14,328	169,930
	4/26/2018					34,261	406,335
	4/26/2018					17,131	206,173
	4/26/2018					17,130	203,161
Alex Ko Executive Vice President & Chief Financial Officer	3/16/2016					1,689	20,031
	9/1/2016	8,000	12,000	17.18	9/1/2026
	9/1/2016					4,200	49,812
	7/27/2017					2,000	23,720
	7/27/2017					1,000	11,860
	7/27/2017					1,000	11,860
	4/26/2018					4,696	55,694
	4/26/2018					2,348	27,847
	4/26/2018					2,348	27,847
David P. Malone Senior Executive Vice President & Chief Operating Officer	9/1/2016	20,000		17.18	9/1/2026
	7/27/2017					8,500	100,810
	7/27/2017					4,250	50,405
	7/27/2017					4,250	50,405
	4/26/2018					9,737	115,488
	4/26/2018					4,869	57,746
	4/26/2018					4,868	57,734
Kyu S. Kim Senior Executive Vice President & Eastern Regional President	9/1/2016	12,000	18,000	17.18	9/1/2026
	9/1/2016					5,400	64,044
	7/27/2017					2,500	29,650
	7/27/2017					1,250	14,825
	7/27/2017					1,250	14,825
	4/26/2018					5,768	68,408
	4/26/2018					2,584	30,646
	4/26/2018					2,584	30,646
Hung Van Executive Vice President & Chief Information Officer	5/24/2018					13,500	160,110
__________

(1)
Terms of outstanding stock options are for a period of ten years from the date the option is granted. Vested options may be exercised during a period not to exceed three months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death or earlier expiration of the option. If an optionee becomes disabled or dies during his service to the Company, the optionee’s vested options may be exercised up to 12 months following the date of termination of employment or earlier expiration of the option. Kevin S. Kim was granted 170,000 stock options on June 27, 2014 under the 2007 Plan, which vest and become exercisable as to 40,000 stock options on each of the first four anniversaries of April 11, 2014, the commencement date of his employment as President and Chief Executive Officer of the Company and Bank (the “Commencement Date”) and 10,000 stock options on the fifth anniversary of the Commencement Date. The strike price of these stock options is $15.88, which is the closing price of the Company’s stock on the grant date of June 27, 2014. Kevin S. Kim was granted 30,660 stock options on May 26, 2016 under the 2007 Plan, which vest and become exercisable on the fifth anniversary of the Commencement Date. The strike price of these stock options is $16.12, which is the closing price of the Company’s stock on the grant date of May 26, 2016. Kevin S. Kim was granted 60,000 stock options on September 1, 2016 under the 2016 Plan, one-third of which was vested and exercisable immediately and an additional one-third vests and becomes exercisable on each of the first two anniversaries of the grant date. Mr. Malone was granted 20,000 non-qualified stock options on September 1, 2016 under the 2016 Plan, one-third of which was vested and exercisable immediately and an additional one-third vests and becomes exercisable on each of the first two anniversaries of the grant date. Mr. Ko and Ms. Kim were granted 20,000 and 30,000 stock options, respectively, on September 1, 2016 under the 2016 Plan, and these options vest and become exercisable 20% each on each of the first five anniversaries of the grant date. The strike price of the stock options granted on September 1, 2016 is $17.18, which is the closing price of the Company’s stock on the grant date.

(2)
Kevin S. Kim was granted 30,000 shares of restricted stock pursuant to the 2007 Plan on April 11, 2014, which vest 20% on each of the first five anniversaries of the grant date. Mr. Ko was granted 6,756 restrict stock units on March 16, 2016, 25% of which vested immediately and 25% on each of the first three anniversaries of the grant date. The equity award granted to Mr. Ko on March 16, 2016 was a grant made by Wilshire Bancorp, Inc. prior to the merger and assume by the Company under the 20167 Plan with the same vesting terms. Mr. Ko and Ms. Kim were granted 7,000 and 9,000 restricted stock units, respectively, pursuant to the 2016 Plan on September 1, 2016, which vest 20% on each of the first five anniversaries of the grant date. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Kevin S. Kim was granted 28,656 time-based restricted stock units and 28,656 performance-contingent restricted stock units on June 26, 2017. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, Mr. Ko, Mr. Malone and Ms. Kim were granted 2,000, 8,500, and 2,500 time-based restricted stock units, respectively, and 2,000, 8,500, and 2,500 performance-contingent restricted stock units, respectively, on July 27, 2017. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, Kevin S. Kim, Mr. Ko, Mr. Malone and Ms. Kim were granted 34,261, 4,696, 9,737, and 5,168 time-based restricted stock units, respectively, and 34,261, 4,696, 9,737, and 5,168 performance-contingent restricted stock units, respectively, on April 26, 2018.

(3)	Value based on $11.86, the closing price per share of our common stock on December 31, 2018.

IV. 2018 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2017 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin S. Kim(3) President & Chief Executive Officer	—	—	6,000 8,334	108,900 146,011
Alex Ko(4) Executive Vice President & Chief Financial Officer	—	—	1,441 1,689 1,400	25,793 32,631 24,528
David P. Malone(5) Senior Executive Vice President & Chief Operating Officer	—	—	4,500	78,840
Kyu S. Kim(6) Senior Executive Vice President & Eastern Regional President	—	—	800 1,800	14,656 31,536
__________

(1)
Values were determined by multiplying the number of stock options exercised by the difference between the closing market price of our common stock on the date of exercise and the stock option exercise price.

(2)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our common stock on the vesting date.

(3)
Kevin S. Kim was granted 30,000 shares of restricted stock on April 11, 2014, which vest 20% on each of the first five anniversaries of the grant date. Of these restricted stock shares, 6,000 vested on April 11, 2018, on which date the closing market price of our common stock was $18.15. Kevin S. Kim was granted 25,000 shares of restricted stock units on September 1, 2016, one-third of which vested immediately and an additional one-third vests on each of the first two anniversaries of the grant date. Of these restricted stock units, 8,334 vested on September 1, 2018, and the closing market price of our common stock on the first trading day following the vesting date was $17.52.

(4)
Mr. Ko was granted 5,767 restricted stock units on April 8, 2015, 25% of which vested immediately and 25% on each of the first three anniversaries of the grant date. Of these restricted stock shares, 1,441 vested on April 8, 2018, on which date the closing market price of our common stock was $17.90. Mr. Ko was granted 6,756 restrict stock units on March 16, 2016, 25% of which vested immediately and 25% on each of the first three anniversaries of the grant date. Of these restricted stock shares, 1,689 vested on March 16, 2018, on which date the closing market price of our common stock was $19.32. Mr. Ko was granted 7,000 restricted stock units on September 1, 2016, which vest 20% each on the first five anniversaries of the grant date. Of these restricted stock units, 1,400 vested on September 1, 2018, and the closing market price of our common stock on the first trading day following the vesting date was $17.52.

(5)
Mr. Malone was granted 13,500 restricted stock units on September 1, 2016, one-third of which vested immediately and an additional one-third vests on each of the first two anniversaries of the grant date. Of these restricted stock units, 4,500 vested on September 1, 2018, and the closing market price of our common stock on the first trading day following the vesting date was $17.52.

(6)
Ms. Kim was granted 4,000 restricted stock units on June 26, 2013, which vest 20% each on the first five anniversaries of the grant date. Of these restricted stock units, 800 vested on June 26, 2018, on which date the closing market price of our common stock was $18.32. Ms. Kim was granted 9,000 restricted stock units on September 1, 2016, which vest 20% each on the first five anniversaries of the grant date. Of these restricted stock units, 1,800 vested on September 1, 2017, and the closing market price of our common stock on the first trading day following the vesting date was $17.52.

V. 2018 Nonqualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2018. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company and participating in the Company’s Long-Term Cash Incentive Plan. A full narrative description of the deferred compensation plan for executives may be found in the CD&A.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Kevin S. Kim President & Chief Executive Officer	—	6,750	11,173	—	184,887
Kyu S. Kim Senior Executive Vice President & Easter Regional President	—	—	14,945	—	247,296
__________

(1)	The full amount of these contributions is reported as 2018 non-equity incentive plan compensation in the Summary Compensation Table.

(2)
The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2018. The above-market portion of these interest amounts in 2015, which amounted to $4,609 for Kevin S. Kim and $1,746 for Ms. Kim are reported in the Summary Compensation Table.

VI. Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2018 for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/Compensation ($)	Acceleration of Unvested Options and Stock Awards ($)(1)	Total Termination Benefits ($)
Kevin S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— 1,425,000(2) — 2,375,0001(2) — —	— 1,563,551 — 1,563,551 1,563,551 1,563,551	— 2,988,551 — 3,938,551 1,563,551 1,563,551
Alex Ko Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 172,978 172,978 172,978	— — — 172,978 172,978 172,978
David P. Malone Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 432,581 432,581 432,581	— — — 432,581 432,581 432,581
Kyu S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 253,044 253,044 253,044	— — — 253,044 253,044 253,044
Hung Van Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 160,110 160,110 160,110	— — — 160,110 160,110 160,110
__________

(1)
The 2007 Plan and 2016 Plan allow for vesting of all restricted stock and performance units and stock options upon a change in control, death or the finding of permanent disability. This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock at the closing price on December 31, 2018, of $11.86 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 30, 2018 of $11.86 per share and the option exercise price.

(2)
Pursuant to the terms of Kevin S. Kim's employment agreement, which is described in more detail beginning on page 38 of this Proxy Statement, Kevin S. Kim would have been entitled to cash severance of 150% of his annual base salary, or $1,425,000, for involuntary termination occurring on December 31, 2018, other than for cause and not in connection with a change in control of the Company, and 250% of his annual base salary, or $2,375,000 for involuntary termination occurring on December 31, 2018 within one year following a change in control.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

I. Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our common stock as of the Record Date for (i) each of our directors, (ii) each of our named executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Options/SARs exercisable within 60 days (#)(2)	Total Beneficial Ownership (#)	Percentage of Shares Beneficially Owned(3)
Non-Executive Directors
Donald D. Byun	482,228	20,000	502,228	0.4%
Steven J. Didion	63,510	48,136	111,646	0.09%
Jinho Doo	7,500	20,000	27,500	0.02%
Daisy Y. Ha	449,169	52,540	501,709	0.4%
James U. Hwang	—	—	—	—%
Jin Chul Jhung(4)	237,119	20,000	257,119	0.21%
Steven S. Koh	3,896,644	141,677	4,038,321	3.19%
Chung Hyun Lee	240,619	20,000	260,619	0.21%
William J. Lewis	7,500	20,000	27,500	0.02%
John R. Taylor	43,764	20,000	63,764	0.05%
Scott Yoon-Suk Whang(5)	68,202	20,000	88,202	0.07%
Dale S. Zuehls	7,500	20,000	27,500	0.02%
Executive Directors and Named Executive Officers
Kevin S. Kim	553,887	278,080	831,967	0.66%
Alex Ko	19,868	9,565	29,433	0.02%
David P. Malone	15,591	23,246	38,837	0.03%
Kyu S. Kim	16,723	13,723	30,446	0.02%
Hung Van	—	—	—	—%
All Directors and Executive Officers as a Group (28 Individuals)				5.59%
__________

(1)
Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

(2)
Includes shares which the named individual has the right to acquire through the exercise of vested stock options, and shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.

(3)	The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s common stock outstanding as of the Record Date, March 28, 2019, which was 126,635,087.

(4)	Ownership includes 189,193 shares gifted to an irrevocable trust with his spouse as sole trustee to which Mr. Jhung retains the sole voting and investment power.

(5)	Ownership includes 19,933 shares owned by revocable trust and 18,500 shares gifted to his grandchildren, which Mr. Whang retains the sole voting and investment power.

II. Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.
Beneficial Owners of More than Five Percent

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY 100255	18,737,782(3)	14.8%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	13,247,700(4)	10.46%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	9,957,239(5)	7.86%
Fuller and Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	8,290,953(6)	6.55%
 __________

(1)
We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2018.

(2)	The percentage of shares beneficially owned is calculated based upon 126,635,037 shares of common stock outstanding as of our Record Date of March 28, 2019.

(3)
Based solely upon information contained in a Schedule 13G filed with the SEC on January 28, 2019, BlackRock, Inc. has sole power to vote 18,429,391 shares; and sole power to dispose or direct the disposition of 18,737,782 shares.

(4)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 12, 2019, The Vanguard Group has sole power to vote or direct the vote of 122,714 shares; shared power to vote or direct the vote of 21,513 shares; sole power to dispose or direct the disposition of 13,117,653 shares; and shared power to dispose or direct the disposition of 130,047 shares.

(5)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 9,764,215 shares; and sole power to dispose or direct the disposition of 9,957,239 shares.

(6)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2019, Fuller and Thaler Asset Management, Inc. has sole power to vote or direct the vote of 8,118,838 shares; and sole power to dispose or direct the disposition of 8,290,953 shares.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our executive officers and directors, and persons who own more than 10% of the Company’s common stock, are required to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% beneficial owners to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2018, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Policies and Procedures for Approving Related Party Transactions
We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed by the Nomination and Governance Committee and ultimately reviewed and approved by our board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to the Nasdaq Stock Market, IRS and the SEC standards) and for making recommendations to the board of directors based on its findings.

Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company. Prior to consideration of a related party transaction, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board of directors then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board of directors determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction may be permitted if it is approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Ethics and Business Conduct can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. In addition, director independence is discussed on a regular basis at the Nomination and Governance Committee, and the Bank tracks all deposit accounts on a daily basis and loan accounts on a quarterly basis. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Transactions Considered

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

Proposal 4:
Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan

The board of directors has approved the Hope Bancorp, Inc. 2019 Incentive Compensation Plan (the “2019 Plan”) and has further directed that the 2019 Plan be submitted for approval by the stockholders at the Annual Meeting.

Board Recommendation:
Vote “FOR” approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan

Proposal 4 — Approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan

EXECUTIVE SUMMARY

We are seeking stockholder approval of the Hope Bancorp, Inc. 2019 Incentive Compensation Plan (the “2019 Plan”), which is a new equity compensation plan that, if approved by our stockholders, will replace our stockholder-approved BBCN Bancorp, Inc. 2016 Incentive Compensation Plan (the “2016 Plan”).

Background

On March 26, 2019, our Board of Directors unanimously adopted the 2019 Plan, subject to approval by Hope Bancorp’s stockholders, and, accordingly directed that the 2019 Plan be submitted to stockholders of the Company for approval at the 2019 Annual Meeting of Stockholders.

The 2019 Plan (i) increases the total number of available shares under the plan to 4,400,000, which represents an increase of 3,739,129 shares over the current balance of available shares; (ii) removes all provisions/considerations referencing Section 162(m) of the Internal Revenue Code; (iii) provides the Compensation Committee the ability to determine “disability” in the absence of a definition; (iv) replaces the annual share award maximum of 5,000 shares per director with a maximum yearly aggregate compensation limit of $500,000; (v) provides that performance periods will be a minimum of a one-year period and limits the plan shares that can be subject to a performance period of less than one year to no more than 5%; and (vi) satisfies the stockholder approval requirements under applicable stock exchange rules.

The 2019 Plan is a new equity compensation plan for our employees, non-employee directors and consultants to the Company or any related entity. The 2019 Plan, if approved by our stockholders, will replace the 2016 Plan. No further awards will be made under the 2016 Plan if the 2019 Plan is approved by stockholders. Outstanding awards previously granted under the 2016 Plan, as amended from time to time, shall continue in effect in accordance with their terms.

As of the date of this filing, and subject to the approval of the 2019 Plan, the shares currently available will no longer be available for future grant under the 2016 Plan but will be included in the total pool of shares available under the 2019 Plan.

Purpose of the of the 2019 Plan

The 2019 Plan will allow the Company, its subsidiaries, and any business, corporation, partnership, limited liability company or other entity designated by Hope Bancorp’s board of directors in which the Company or a subsidiary of the Company holds a direct or indirect substantial ownership interest (together with Hope Bancorp’s subsidiaries, the “related entities”), to continue to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. Hope Bancorp would be at a distinct competitive disadvantage if the Company could not use awards provided under the 2019 Plan to attract, motivate, retain and reward such persons.

The use of shares of the Company’s common stock as part of its compensation program fosters a pay-for-performance culture that is an important element of our overall compensation philosophy and is underscored by our new strategy that goes much deeper into the organization and is applicable to all employees, other than our Chief Executive Officer whose incentive compensation bonus is awarded pursuant to his Employment Agreement. Beginning in 2018, a portion of the annual incentive compensation, the value of which portion will be increased by 10%, will be delivered at the same time as bonuses are ordinarily paid in the form of restricted stock units, which vest ratably over two years.

We believe that the Company has successfully used stock-based awards to attract, retain and incentivize highly qualified employees and other service providers, and that the 4,400,000 shares that would be available for issuance under 2019 Plan, including the current balance of 660,871 shares, would be sufficient to provide a competitive equity incentive program for approximately the next four years.

Absent approval of the 2019 Plan, we would have limited shares available for future awards, significantly hampering our ability to compete for top talent.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE HOPE BANCORP, INC. 2019 EXECUTIVE COMPENSATION PLAN.

Description of the 2019 Plan
A copy of the 2019 Plan is attached hereto as Annex A and is hereby incorporated into this Proxy Statement by reference. The following summary of key provisions of the 2019 Plan, as well as the other summaries and descriptions relating to the 2019 Plan contained elsewhere in this proposal, are each qualified in their entirety by reference to the full text of the 2019 Plan.
Purpose
The purpose of the 2019 Plan is to assist the Company and the related entities to continue to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.
Eligibility
The persons eligible to receive awards under the 2019 Plan are officers, directors and employees of the Company and the related entities. In addition, individuals who are consultants or advisors to the Company or any of the related entities who render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, who do not directly or indirectly promote or maintain a market for the Company securities and who otherwise qualify as a de facto employees or consultants under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement are eligible to receive awards (“consultants”). Only employees of the Company, or any parent corporation or subsidiary corporation of the Company, are eligible to receive ISOs.

In an effort to instill a greater ownership culture in the Company and further align the annual performance-based incentive compensation program with the long-term interests of our stockholders, the Compensation Committee implemented a new annual performance incentive strategy for 2018. The Compensation Committee determined that with respect to 2018 and following fiscal years, a portion of the annual incentive compensation, the value of which portion will be increased by 10%, will be delivered at the same time as bonuses are ordinarily paid in the form of restricted stock units, which will vest ratably over two years. This new annual performace incentive strategy is applicable to all employees, other than our Chief Executive Officer whose incentive compensation bonus payment is awarded pursuant to his Employment Agreement. We believe this ensures that all employees consider the long-term performance and growth of the Company while delivering short-term results.
As of April 30, 2019, approximately 16 executive level officers, 12 non-employee directors, and 1,469 other employees were eligible to participate in the 2019 Plan. On such date we had no consultants eligible to participate in the 2019 Plan. The individuals to whom awards are to be granted, from among those who are eligible, is determined by the Compensation Committee of the Company’s board of directors or a subcommittee thereof formed by the Compensation Committee (the “plan administrator”).
Shares Available for Awards; Participant Annual Limits
Subject to certain adjustments described below, the aggregate number of shares available for issuance under the 2019 Plan is 4,400,000. Any share that is subject to an award granted under the 2019 Plan will be counted against this limit as 1 share.
If shares subject to an award are forfeited, expire or otherwise terminate without being issued, or are not issued because the award is settled for cash or otherwise does not result in such shares being issued, such shares will again be available for awards under the 2019 Plan. Any such share will be added back as 1 share. However, if any award is exercised through the tendering of shares or by the withholding of shares, or withholding tax liabilities arising from an award are satisfied by the tendering of shares or by the withholding of shares, then the number of shares tendered or withheld will not be available for grant under the 2019 Plan.
Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an entity that is acquired by the Company or a related entity, or that otherwise becomes a related entity of or combines with the Company or a related entity will not reduce the shares available for issuance under the 2019 Plan or count against any individual participant limit. Additionally, in the event that an entity acquired by the Company or any related entity, or with which the Company or any related entity combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, such available shares (as appropriately adjusted in connection with such acquisition or combination) may be used for awards and will not reduce the shares authorized for use under the 2019 Plan if and to the extent that the use of such shares would not require approval of the Company’s stockholders under applicable stock exchange rules.
Subject to the adjustments described below, (i) a participant under the 2019 Plan (a “participant”) may not be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and/or other stock-based awards, in each case that are intended to qualify as Performance-Based Compensation and that are denominated in or valued by reference to a designated number of shares, that in the aggregate relate to more than 300,000 shares in any fiscal year, and (ii) the maximum dollar value payable to any one participant with respect to performance units that are intended to be qualified as Performance-Based Compensation and that are granted in any fiscal year is (A) $3,000,000 with respect to any 12 month performance period, and (B) $4,500,000 with respect to any performance period that is more than 12 months.
Subject to the adjustments described below, the maximum number of shares that may be delivered under the 2019 Plan as a result of the exercise of ISOs is 4,400,000.
Subject to the adjustments described below, a participant who is a director but is not also an employee or consultant may not be granted any awards that will result in an aggregate yearly compensation of greater than $500,000 in any in any fiscal year.
In the event that certain corporate transactions or events affect the shares and/or other securities of the Company, the plan administrator will, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (i) the number and kind of shares which may be delivered in connection with awards granted thereafter, (ii) the number and kind of shares by which the individual participant limitations described above are measured, (iii) the number and kind of shares subject to or deliverable in respect of outstanding awards, (iv) the exercise price, grant price or purchase price relating to any award and/or may make provision for payment of cash or other property in respect of any outstanding award, and (v) any other aspect of any award that the plan administrator determines to be appropriate.
Except as described in the foregoing paragraph, the plan administrator may not (i) lower the exercise or grant price of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise or grant price exceeds the fair market value of the underlying shares in exchange for cash or another award, (iii) cancel an outstanding option or SAR in exchange for an option or SAR with an exercise or grant price that is less than the exercise or grant price of the original option or SAR or (iv) take any other action with respect to an option or SAR that may be treated as a repricing pursuant to the applicable stock exchange rules, in each case without shareholder approval.
The closing price of the Company’s common stock on the Nasdaq Global Select Market on March 28, 2019 was $13.10 per share.

Administration
The plan administrator is the Compensation Committee of the Company’s board of directors or a subcommittee thereof formed by the Compensation Committee. If the Company’s board of directors fails to designate a committee or if there are no longer any members on the committee so designated by the Company’s board of directors, or for any other reason determined by the Company’s board of directors, then the Company’s board of directors will serve as the plan administrator (in which case it is intended that the 2019 Plan will be administered by only those members of the Company’s board of directors who are “independent” members of the Company’s board of directors within the meaning of applicable stock exchange rules).
The plan administrator will have full and final authority, subject to and consistent with the provisions of the 2019 Plan, to select participants, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant) and rules and regulations for the administration of the 2019 Plan, construe and interpret the 2019 Plan and award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the plan administrator may deem necessary or advisable for the administration of the 2019 Plan. In exercising any discretion granted to the plan administrator under the 2019 Plan or pursuant to any award, the plan administrator will not be required to follow past practices, act in a manner consistent with past practices, or treat any eligible person or participant in a manner consistent with the treatment of any other eligible persons or participants. Decisions of the plan administrator will be final, conclusive and binding on all persons or entities.
The committee acting as the plan administrator, and not the Company’s board of directors, will exercise sole and exclusive discretion (i) on any matter relating to a participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such participant will be exempt under Rule 16b-3 under the Exchange Act or (ii) with respect to any award that is intended to qualify as Performance-Based Compensation, to the extent necessary in order for such award to so qualify. The plan administrator may delegate to members of the Company’s board of directors or committees thereof, or to officers or managers of the Company or any related entity, the authority, subject to such terms and limitations as the plan administrator will determine, to perform administrative and other functions, provided that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for awards granted to participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause awards intended to qualify as Performance-Based Compensation to fail to so qualify.
Stock Options and SARs

The plan administrator is authorized to grant stock options, including ISOs and stock options not eligible for preferential tax treatment under Section 422 of the Internal Revenue Code (“nonstatutory stock options”), and SARs, which entitle the participant to receive the amount by which the fair market value of a share on the date of exercise exceeds the grant price of the SAR. The exercise price subject to an option and the grant price of a SAR are determined by the plan administrator, provided that the exercise price of an option and the grant price of a SAR will be no less than 100% of the fair market value of a share on the date such option or SAR is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company), the exercise price of any ISO granted to such employee (to the extent required by the Code at the time of grant) will be no less than 110% of the fair market value of a share on the date of grant.
For purposes of the 2019 Plan, the term “fair market value” means the fair market value of shares, awards or other property as determined by the plan administrator, or under procedures established by the plan administrator. Unless otherwise determined by the plan administrator, the fair market value of a share as of any given date will be the closing sale price per share reported on a consolidated basis for shares listed on the principal stock exchange or market on which shares are traded on such date (or as of such later measurement date as determined by the plan administrator on the date the award is authorized by the plan administrator), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions for cancellation of unexercised options or SARs at or following termination of service generally will be fixed by the plan administrator at the time of grant, provided that no option or SAR may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years. Methods of exercise and settlement and other terms of options and SARs will be determined by the plan administrator. The plan administrator may permit the exercise price of options to be paid in cash, shares, other awards or other property, including participant notes.
The plan administrator may grant SARs in tandem with options (“Tandem SARs”). A Tandem SAR may only be exercised when the related option would be exercisable and the fair market value of the shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem SAR will no longer be exercisable to the extent the Tandem SAR has been exercised and any Tandem SAR will no longer be exercisable to the extent the related option has been exercised.
Restricted Stock and RSUs
The plan administrator is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares, which are subject to such risks of forfeiture and other restrictions as the plan administrator may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, including voting and dividend rights, unless and until the shares are forfeited. Cash dividends, shares, and any other property distributed as a dividend with respect to any restricted stock award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the restricted stock award and will be paid at the time such restrictions and risk of forfeiture lapse.
An award of RSUs confers upon a participant the right to receive shares or cash equal to the fair market value of the specified number of shares covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the plan administrator may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
Dividend Equivalents
The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares, other awards or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares, awards, or otherwise as specified by the plan administrator. Dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.
Bonus Stock and Awards in Lieu of Cash Obligations
The plan administrator is authorized to grant shares as a bonus (free of restrictions), or to grant shares or other awards authorized under the 2019 Plan in lieu of the Company’s obligations to pay cash under the 2019 Plan or other plans or compensatory arrangements.
Other Stock Based awards

The plan administrator is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. The plan administrator determines the terms and conditions of any such awards.

Performance Awards
The plan administrator is authorized to grant performance awards to participants on terms and conditions established by the plan administrator. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the plan administrator upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as “performance shares”) or by reference to a designated amount of property including cash (in which case they are referred to as “performance units”). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the plan administrator.
The provisions of the 2019 Plan that are intended to qualify awards as Performance-Based Compensation (not subject to the limitation on tax deductibility under Section 162(m)) will apply to any restricted stock award, RSU award, performance award, or other stock-based award if the award is granted to a participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a “covered employee” and such award is intended to qualify as Performance-Based Compensation. The term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the three highest compensated officers of the Company (other than the Company’s principal financial officer) as of the end of a taxable year.
If and to the extent that the plan administrator determines that an award is intended to qualify as Performance-Based Compensation, one or more of the following business criteria for the Company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such award:
(1) earnings per share;
(2) revenues or margins;
(3) cash flow;
(4) operating margin;
(5) return on assets, investment, capital, or equity (including tangible equity);
(6) economic value added;
(7) direct contribution;
(8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations after excluding extraordinary or special items (including, without limitation, stock-based compensation, goodwill impairments, building and other significant asset sales, asset write-downs, plant closures and related layoffs, and/or amortization of intangibles); income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;
(9) working capital;
(10) management of fixed costs or variable costs;
(11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;
(12) total shareholder return;
(13) debt reduction;
(14) market share;
(15) entry into new markets, either geographically or by business unit;
(16) customer retention and satisfaction;
(17) loans;
(18) deposits;
(19) assets;
(20) tangible book value;

(21) efficiency ratio;
(22) fee income;
(23) net interest income;
(24) noninterest income;
(25) net interest margin;
(26) nonperforming assets;
(27) net charge offs;
(28) classified assets;
(29) provision for loan and/or lease losses;
(30) Texas ratio;
(31) assets under management;
(32) strategic plan development and implementation, including turnaround plans; and/or
(33) the fair market value of a share.
Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the plan administrator including, but not limited to, a group of select companies that are comparable to the Company. The plan administrator may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and any other item that is either unusual or infrequent in nature, (ii) change in accounting standards required by generally accepted accounting principles or (iii) such other exclusions or adjustments as the plan administrator specifies at the time the award is granted. The plan administrator may express a performance goal in any form that the plan administrator may determine, including, without limitation, absolute value, ratio, average, percentage growth, absolute growth, cumulative growth, performance in relation to an index, performance in relation to peer company performance, per share outstanding or per full-time equivalent employee.
Achievement of performance goals in respect of performance awards intended to qualify as Performance-Based Compensation will be measured over a performance period no shorter than 12 months and no longer than 5 years, as specified by the plan administrator.
No participant will receive any payment under the 2019 Plan that is intended to qualify as Performance-Based Compensation unless the plan administrator has certified that the performance criteria and any other material terms previously established by the plan administrator or set forth in the 2019 Plan have been satisfied to the extent necessary to qualify as Performance-Based Compensation.

Other Terms of Awards
Subject to the terms of the 2019 Plan and any applicable award agreement, payments to be made by the Company or a related entity upon the exercise of an award or settlement of an award may be made in such forms as the plan administrator may determine, including, without limitation, cash, shares, other awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (including through trusts or other arrangements), provided that any determination to pay in installments or on a deferred basis will be made by the plan administrator at the time of grant. Any installment or deferral provided for in the preceding sentence will be subject to the Company’s compliance with applicable law and applicable stock exchange rules, generally will be consistent with the “unfunded” status of the 2019 Plan and will be made in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Internal Revenue Code.
the Company and any related entity may withhold from any award granted, any payment relating to an award, or any payroll or other payment to a participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and may take such other action as the plan administrator determines to enable the Company or any related entity and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This includes authority to withhold or receive shares or other property and to make cash payments in respect thereof in satisfaction of a participant’s tax obligations, either on a mandatory or elective basis.
Awards may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability, or assigned or transferred, otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and options and SARs may be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative, except that awards (other than ISOs and SARs in tandem with ISOs) may be transferred during the lifetime of the participant, and exercised by such transferees, only by transfers that are permitted by the plan administrator, are by gift or pursuant to a domestic relations order, and are to a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
Awards generally may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.
Vesting; Acceleration of Vesting
Except for the plan administrator’s ability to accelerate the vesting of awards in connection with a participant’s death or disability, no more than 5% of shares available under the 2019 Plan will be allowed to vest sooner than twelve months from the date of grant.
Change in Control
Only if provided in any employment, award or other agreement between the participant and the Company or any related entity, or to the extent otherwise determined by the plan administrator in its discretion, upon the occurrence of a change in control, (i) any option or SAR will become immediately vested and exercisable, (ii) any restrictions, deferral of settlement, and forfeiture conditions applicable to a restricted stock award, RSU award or other stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested and (iii) with respect to any award subject to performance criteria, the plan administrator may consider such awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the change in control). Unless the plan administrator otherwise determines, or as is provided in any employment, award or other agreement between the participant and the Company or any related entity, vesting of awards will not accelerate in connection with a change in control if either (A) the Company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (B) the successor company or its parent company assumes or substitutes for the applicable award.
In the event of a change in control (and subject to the provisions described above relating to vesting of awards), any outstanding awards may be dealt with in accordance with any of the following approaches, without participant consent, as determined by the agreement effectuating the transaction or, if not so determined, as determined by the plan administrator: (i) the outstanding awards may be continued, if the Company is a surviving entity, (ii) the outstanding awards may be assumed or substituted for by the surviving entity or its parent or subsidiary, (iii) with full exercisability or vesting, expiration of the outstanding awards may be accelerated, or (iv) the outstanding awards may be cancelled upon payment of their value (in the case of options or SARs, measured by the excess, if any, of the fair market value of a share over the exercise or grant price) in cash, cash equivalents or other property.
Clawback of Benefits
the Company may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2019 Plan or otherwise in accordance with any the Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law. If the participant, without the consent of the Company, while employed by or providing services to the Company or any subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any subsidiary, then, at the discretion of the plan administrator, (i) any outstanding, vested or unvested, earned or unearned portion of the award may be canceled and (ii) the participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the award may be required to forfeit and pay over to the Company all or any portion of the gain realized upon the exercise of any option or SAR and the value realized on the vesting or payment of any other award.
Amendment and Termination
The board of directors may amend, alter, suspend, discontinue or terminate the 2019 Plan, or the plan administrator’s authority to grant awards, without the consent of stockholders or participants, except that any amendment or alteration to the 2019 Plan will be subject to the approval of the Company’s stockholders if such shareholder approval is required by any federal or state law or regulation or the rules of applicable stock exchange, and the Company’s board of directors may otherwise, in its discretion, determine to submit other changes to the 2019 Plan to stockholders for approval; provided that, except as otherwise permitted by the 2019 Plan or an award agreement, without the consent of an affected participant, no such board of directors action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award. The plan administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2019 Plan; provided that, except as otherwise permitted by the 2019 Plan or an award agreement, without the consent of an affected participant, no such plan administrator or board of directors action may materially and adversely affect the rights of such participant under terms of such award.

The Plan will terminate at the earliest of (a) such time as no shares remain available for issuance under the 2019 Plan, (b) termination of the 2019 Plan by the Company’s board of directors, or (c) the tenth anniversary of the effective date of the 2019 Plan. Awards outstanding upon expiration of the 2019 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences
The following is a brief description of the principal federal income tax consequences relating to awards under the 2019 Plan. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.
U.S. Federal Income Tax Consequences
ISOs. In general, neither the grant nor the exercise of an ISO granted under the 2019 Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder holds shares received upon exercise of an ISO for more than two years after the date the option is granted and more than one year after the date of exercise, any later sale of such shares will result in a capital gain or loss (and the Company is not entitled to any deduction for Federal income tax purposes).
If shares received upon the exercise of an ISO are disposed of before the holding period requirements described above have been satisfied, the option holder generally will recognize ordinary income at the time of disposition. The amount of such ordinary income generally will be equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the shares and the exercise price). Any additional gain (or any loss) generally will be a capital gain (or loss). the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain reporting requirements.
Certain option holders exercising ISOs may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of shares purchased upon exercise of ISOs, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.
Nonstatutory stock options. No income results upon the grant of a nonstatutory stock option. When an option holder exercises a nonstatutory stock option, he or she will recognize ordinary income subject to withholding. Generally, such income will be recognized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the shares received over the exercise price. the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.
Restricted stock. Generally, restricted stock is not taxable to the participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the shares at the time of grant (without regard to the restrictions) is included in ordinary income and there is no further income recognition when the restrictions lapse. the Company generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
RSUs. Generally, the participant will not be subject to tax upon the grant of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares under the RSUs. the Company generally will be entitled to a corresponding tax deduction.
SARs. Generally, the participant will not be subject to tax upon the grant of SARs. Upon the receipt of shares pursuant to the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of SARs will be subject to any necessary withholding and reporting requirements. Generally, the Company will not be entitled to a tax deduction upon the grant or termination of SARs. However, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant upon exercise of SARs.

Other awards. Generally, the participant will recognize ordinary income subject to tax on other awards at the time of payment, whether paid in cash, shares or other property. With respect to such awards, the Company generally will be allowed a tax deduction for the amount included in the taxable ordinary income of the participant at the time of inclusion.

Section 409A. Participants receiving awards that are subject to, but fail to comply with, the deferred compensation requirements of Section 409A of the Internal Revenue Code (“Section 409A”) are subject to a penalty tax of 20% of the income from such awards in addition to ordinary income tax, plus interest charges. Failure to comply with Section 409A also may result in an acceleration of the timing of income taxation of such awards. Awards granted under the 2019 Plan are intended to be exempt from or to comply with the rules of Section 409A. The plan administrator intends to administer any award providing for deferred of compensation in a manner that is consistent with the requirements of Section 409A to the maximum extent possible.
This summary is not a complete description of the U.S. Federal income tax aspects of the 2019 Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2019 Plan, as well as foreign, state and local tax consequences.
Plan Benefits
The future benefits or amounts that would be received under the 2019 Plan are discretionary and are therefore not determinable at this time.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included with this Proxy Statement. In addition, our Form 10-K is available on the Company’s website, www.ir-hopebancorp.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: Hope Bancorp, Inc., ATTN: Investor Relations, 3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219, or by email at angie.yang@bankofhope.com.

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our Proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting a separate copy of these Proxy materials. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board of directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

HOPE BANCORP, INC. BY THE ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim President & Chief Executive Officer

Los Angeles, California
April 30, 2019

ANNEX A

HOPE BANCORP, INC
2019 INCENTIVE COMPENSATION PLAN

HOPE BANCORP, INC.
2019 INCENTIVE COMPENSATION PLAN

1.	Purpose ..................................................................................................................................	1
2.	Definitions .............................................................................................................................	1
3.	Administration .......................................................................................................................	5
4.	Shares Subject to Plan ...........................................................................................................	5
5.	Eligibility and Awards Limits ................................................................................................	6
6.	Specific Terms of Awards ......................................................................................................	6
7.	Certain Provisions Applicable to Awards ..............................................................................	11
8.	Change in Control .................................................................................................................	12
9.	General Provisions.................................................................................................................	14

-i-

HOPE BANCORP, INC.
2019 INCENTIVE COMPENSATION PLAN

1.Purpose. The purpose of this HOPE BANCORP, INC. 2019 INCENTIVE COMPENSATION PLAN, as amended from time to time (the “Plan”) is to assist HOPE BANCORP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and consultants to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b)“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)“Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.

(e)“Board” means the Company’s Board of Directors.

(f)“Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity; (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any; (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity; (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity; (v) any material violation or breach by the Participant of the Company’s or Related Entity’s policy for employee conduct, if any; (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)“Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least three directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j)“Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k)“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Director” means a member of the Board or the board of directors of any Related Entity.

(m)“Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Disability” means that a Participant, as determined by the Committee in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof. Notwithstanding the foregoing, in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

(n)“Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o)“Effective Date” means the date this Plan is approved by the Company’s stockholders.

(p)“Eligible Person” means each officer, Director, Employee or Consultant to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q)“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (provided that the grant of the Award is conditioned upon and the Award is effective not earlier than such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)“Exempt Award” shall mean the following:

(i)An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to applicable laws.

(ii)An award that a Participant purchases at Fair Market Value (including awards that a Participant elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(t)“Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u)“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, resignation for “Good Reason” shall not apply to the Awards for such Participant.

(v)“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w)“Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x)“Incumbent Board” means the Incumbent Board as defined in Section 8(b)(iii) hereof.

(y)“Listing Market” means the NASDAQ Stock Market or any other national securities exchange on which any securities of the Company are listed for trading.

(z)“Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa)“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(ab) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ac)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ad)“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ae)“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(af)“Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(ag)“Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ah)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 12(d) and 13(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(ai)“Prior Plans” means, the BBCN Bancorp, Inc. 2016 Incentive Compensation Plan.

(aj) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ak) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(al)“Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(am)“Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(an)“Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(ao)“Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(ap)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aq) “Shares” means the shares of common stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(ar)“Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(as)“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(at)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity,

(i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

(b)Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c)Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.Shares Subject to Plan.

(a)Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to 4,400,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan. For the avoidance of doubt, in the event that any Option, Stock Appreciation Right or other Award granted under this Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the number of Shares tendered or withheld shall not be available for additional grant under the Plan.

(ii)Substitute Awards and Exempt Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combined has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iii)Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv)Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 4,400,000 Shares.

(d)No Further Awards Under Prior Plans. In light of the adoption of this Plan, no further awards shall be made under the Prior Plans on and after the Effective Date.

5.Eligibility and Award Limits. Awards may be granted under the Plan only to Eligible Persons. No Participant who is a Director but is not also an Employee or Consultant of the Company shall be granted Awards during any calendar year that, when aggregated with such Participant’s cash fees with respect to such calendar year, exceed $500,000 in total value (with cash Awards or other cash fees measured for this purpose at their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes). In addition, no Participant who is an Employee or Consultant of the Company shall be granted Awards during any calendar year that exceed $4,500,000 in total value (with cash Awards measured for this purpose at their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes).

6.Specific Terms of Awards.

(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of California law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award or otherwise consummate a cash buyout of underwater Awards, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)The Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)If shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a Substitute Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted. Other than pursuant to Section 9(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii)Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided that such dividends will be converted into additional Shares of Restricted Stock and shall become vested (or forfeited, as applicable) at the same time (if ever) as the Shares of Restricted Stock with respect to which such dividends were paid vest. During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)Dividends and Splits. Notwithstanding Section 6(d)(i), instead of conversion of cash dividends into additional Shares of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends remain in the form of cash (with or without interest at such rate, if any, as the Committee shall determine), provided that such cash shall become vested (or forfeited, as applicable) at the same time (if ever) as the Shares of Restricted Stock with respect to which such dividends were paid vest. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)Dividend Equivalents. If so determined by the Committee at the date of grant, and except as otherwise provided in the last sentence of Section 6(h) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be deferred with respect to such Restricted Stock Unit Award (and shall be subject to the same vesting, forfeiture and payment terms as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited) and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested shall earn interest and at what rate for the period deferred, in each case, as the Committee shall determine or permit the Participant to elect.

(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with another Award shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited, and such Dividend Equivalents shall not be payable until the underlying Award has vested and, if applicable, becomes payable.

(h)Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Awards or any other Awards that are subject to satisfaction of performance goals, shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to satisfaction of the same performance goals to which the vesting of the underlying Award is subject, and shall be paid at the time such restrictions and risk of forfeiture lapses.

(i)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

(j)Certain Vesting Requirements and Limitations on Waiver of Forfeiture Restrictions. Except for Committee’s ability to accelerate the vesting of Awards in connection with the Participant’s death or Disability, no more than five percent (5%) of Shares available under this Plan shall be allowed to vest sooner than twelve months from the date of grant.

7.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem, and Substitute Award. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c)Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)Code Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

8.Change in Control.

(a)Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i)Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii)Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii)With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).

(iv)Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award,

Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall not be accelerated as described in Sections 8(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 9(c)(ii) hereof. For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)Consummation of a liquidation or dissolution of the Company; or

(iii)Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale.

Notwithstanding the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
9.General Provisions.

(a)Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)Adjustments.

(i)Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 8 of this Plan relating to vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(d)Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the

Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e)Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g)Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h)Clawback of Benefits.

(i)The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the

Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii)If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement (in each case, to the extent such covenants or agreements are permitted by applicable law) or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(i)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(k)Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l)Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of California without giving effect to principles of conflict of laws, and applicable federal law.

(m)Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n)Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o)Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p)Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Hope Bancorp VOTE

SAMPLE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2, 3 AND 4.

01 - Donald D. Byun	02 - Steven J. Didion	03 - Jinho Doo
04 - Daisy Y. Ha	05 - James U. Hwang	06 - Jin Chul Jhung
07 - Kevin S. Kim	08 - Steven S. Koh	09 - Chung Hyun Lee
10 - William J. Lewis	11 - David P. Malone	12 - John R. Taylor
13 - Scott Yoon-Suk Whang	14- Dale S. Zuehls	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

032AGB

SAMPLE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS — May 23, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Lisa K. Pai and Angie Yang and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 on Thursday, May 23, 2019 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2, 3 AND 4.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)